As Filed with the Securities and Exchange Commission May 15, 2002

                                                      Registration No. 333-74396

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2

                          Pre-Effective Amendment No. 2

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                Corpfin.com, Inc.

                 (Name of small business issuer in its charter)

          Delaware                       523110                  34-6565596
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                            Atlanta Financial Center
                         3353 Peachtree Road, Suite 942
                                Atlanta, GA 30326
                                  404-504-9129
          (Address and telephone number of principal executive offices

                                 John C. Canouse
                            Atlanta Financial Center
                         3353 Peachtree Road, Suite 942
                                Atlanta, GA 30326
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Gary B. Wolff, Esq.
                          747 Third Avenue, 25th Floor
                               New York, NY 10017
                            Telephone - 212-644-6446
                            Facsimile - 212-644- 6498

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                  CALCULATION OF REGISTRATION FEE
================================================================================================================================
 Title of each class of securities to          Amount           Proposed maximum       Proposed maximum          Amount of
             be registered                to be registered     offering price per     aggregate offering     registration fee
                                                                      unit                 price(1)
--------------------------------------------------------------------------------------------------------------------------------

Common stock, $.001                           892,000                $1.25                $1,115,000              $294.36
par value per share
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                    Subject To Completion, Dated May__, 2002

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                892,000 Shares of


                                  Common Stock


                                Corpfin.com, Inc.

         Corpfin.com, Inc., which is referred to as "Corpfin" throughout this prospectus, is registering 700,000 shares of its common stock that will be issued to eSAFETYWORLD to satisfy Corpfin's obligation under a consulting agreement. eSAFETYWORLD, Inc. is distributing these shares as a dividend to its stockholders of record on the record date of [___________], 2002. The distribution will be pro rata to the eSAFETYWORLD stockholders based on the number of shares owned by each. eSAFETYWORLD stockholders will receive one share of Corpfin common stock for each 4.29 shares of eSAFETYWORLD held. Fractional shares will be rounded to the nearest whole share. eSAFETYWORLD will send Corpfin stock certificates to the eSAFETYWORLD stockholders on or about [__________], 2002. This distribution is taxable as a dividend for federal income tax purposes to the extent that eSAFETYWORLD has current or accumulated earnings and profits. Corpfin will not receive any proceeds from the distribution of the shares.


         This prospectus also relates to the resale of 192,000 shares of Corpfin common stock (including 96,000 shares underlying a warrant to purchase 96,000 shares) by the stockholder named under the caption "Selling Stockholder." The selling stockholder may offer and sell, from time to time, common stock using this prospectus in transactions:

o        on the over-the-counter market or otherwise;

o initially at an offering price of $[ ] per share, or if a trading market develops in the Corpfin common stock, at market prices, which may vary during the offering period, or at negotiated prices; and

o in ordinary brokerage transactions, in block transactions, in privately negotiated transactions, or otherwise.


The selling stockholder will receive all of the proceeds from the sale of the 192,000 shares and will pay all underwriting discounts and selling commissions relating to the sale of the shares.


         Corpfin has an accumulated deficit of $2,983,348 at December 31, 2001. There currently is no public market for the shares of Corpfin common stock, and neither eSAFETYWORLD, the Selling Stockholder nor Corpfin can assure that a trading market will develop. Corpfin is applying to have its common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "CPFN" effective at the time of the distribution. The negotiated value of the consulting services provided by eSAFETYWORLD for us was $200,000 or $.29 per share. There can be no assurances that this price will in any way reflect the price at which our shares will trade after the effectiveness of this registration statement.

         The ownership of Corpfin common stock involves significant risks. See "Risk Factors" beginning on page 8.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is May [__], 2002.

         You should rely on the information contained in this document. No person is authorized to give information that is not contained in this document. This information is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

         Until [________], 2002 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         eSAFETYWORLD, the selling stockholder and any broker-dealers that participate in the Distribution of the shares are deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933. Any compensation received and any profits realized by eSAFETYWORLD, the selling stockholder or such broker-dealers may be considered underwriting discounts and commissions under the Securities Act.

         Stockholders of eSAFETYWORLD with inquiries related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at 80 Orville Drive, Bohemia, NY 11716. eSAFETYWORLD's telephone number is 631-244-1454.

                                                 Table of Contents

Summary...........................................................................................................5

Risk Factors......................................................................................................8

Forward-Looking Statements.......................................................................................11

The Distribution.................................................................................................12

Relationship of eSAFETYWORLD and Corpfin Before and After the Distribution.......................................16

Use of Proceeds..................................................................................................16

Dividend Policy..................................................................................................16

Capitalization...................................................................................................17

Corpfin's Business...............................................................................................18

Management's Discussion and Analysis of Results of Operations and Financial Condition............................24

Description of Corpfin's Capital Stock...........................................................................31

Securities of Certain Beneficial Owners and Management...........................................................34

Quoting And Trading Of Corpfin Common Stock......................................................................35

Underwriting.....................................................................................................39

Certain Relationships and Related Transactions...................................................................39

Selling Stockholder..............................................................................................41

Legal Matters....................................................................................................43

Experts..........................................................................................................43

Available Information............................................................................................43

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.............................44

Index to Financial Statements.....................................................................................1

                                     Summary


         The following is a summary of certain information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document. The summary also addresses various questions that you may have about the pro rata distribution to eSAFETYWORLD stockholders of 700,000 shares of Corpfin common stock by eSAFETYWORLD. We refer to this distribution in this document as the "Distribution." The summary also provides information about the selling stockholder.


Why You Were Sent This Document

         eSAFETYWORLD sent you this document because you were an owner of eSAFETYWORLD common stock on [______________], 2002. Holders of record of eSAFETYWORLD common stock, as of the close of business on [______________], 2002, will be entitled to receive a pro rata distribution of one share of Corpfin for every 4.29 shares of eSAFETYWORLD common stock held. No action is required on your part to participate in the Distribution, and you are not required to pay cash or other consideration to receive your Corpfin shares. No stockholder approval of the Distribution is required or sought. eSAFETYWORLD is not asking you for a proxy, and you are requested NOT to send a proxy to eSAFETYWORLD.

Summary of Corpfin's Business

         Corpfin is a Delaware corporation incorporated in April 1999 and is a licensed broker-dealer. We specialize in arranging private placements and other financings for public companies. We also provide a limited range of other corporate finance functions, including business consulting services. Except for our officers, directors and their families, we do not conduct any retail brokerage activities. All of our revenues come and will continue to come from our investment banking and corporate finance activities. Our principal source of fees will come from commissions associated with completed financings and, to a lesser extent, from commissions on trading activities and fees derived from consulting services.

         We use our website on the Internet, located at www.Corpfin.com, and the contacts of our senior management to identify opportunities and potential investors.
         All share and per share amounts reflected in this prospectus give retroactive effect to a 2.5 to 1 reverse stock split declared on February 7, 2002.
         Our corporate office is located at Atlanta Financial Center, 3353 Peachtree Road, Suite 942, Atlanta, GA 30326, and our telephone number is 404-504-9129.

Q1:      What is the Distribution?

A: The Distribution is the method by which eSAFETYWORLD will distribute shares held by it in Corpfin resulting in Corpfin becoming a publicly-held company with approximately 1,000 shareholders. Following the completion of the Distribution, Corpfin will comply with the periodic filing requirements of the Securities Exchange Act of 1934.

         This means that shareholders will have access to unaudited quarterly financial information and audited financial information at the conclusion of each fiscal year.

         According to the terms of the Distribution, eSAFETYWORLD will distribute to its stockholders, as of the close of business on [______________], 2002, in a dividend, one share of Corpfin common stock for every 4.29 shares of eSAFETYWORLD common stock held on [______________], 2002. Of the shares distributed by eSAFETYWORLD, 35.7% will be distributed to shareholders who are considered affiliates of eSAFETYWORLD by virtue of their status as officers or directors, and the remainder will be distributed to shareholders who are not considered affiliates of eSAFETYWORLD. No shares are being distributed to affiliates of Corpfin.

         eSAFETYWORLD received the 700,000 shares being distributed in consideration for consulting services. The principal services provided involve eSAFETYWORLD assisting us in developing our ability to provide consulting and corporate finance services to clients. Corpfin has agreed to pay eSAFETYWORLD an aggregate of 700,000 shares of Corpfin's common stock in compensation for these services. The negotiated value of these services was $200,000 or $.29 per share. The consulting agreement expired in January 2002, at which time eSAFETYWORLD had no further obligation to perform any services other than to assist us in the preparation of this prospectus.

         There is currently no trading market for Corpfin's shares, and no assurances can be given that a trading market will ever develop for the shares.

Q2:      Why is eSAFETYWORLD effecting the Distribution?

A: eSAFETYWORLD is effecting the Distribution because it believes that the Distribution may result in an increase in the value of Corpfin common stock and provide potential value to eSAFETYWORLD's stockholders because it may provide stockholders with a source of liquidity. In addition, more investors may be interested in making an investment in a public company rather than in a private company.

Q3:      What is the tax effect of the Distribution?

A: Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that eSAFETYWORLD has current or accumulated earnings and profits. The fair market value of Corpfin's shares will be established by trading that develops immediately after the Distribution with respect to such shares. However, the Distribution is taxable even if a trading market for the shares never develops. In September 2001, Corpfin sold 96,000 shares of its common stock to an unrelated party for $1.25 per share, as adjusted by a 1 for 2.5 reverse split. There can be no assurances that this price will in any way reflect the price at which our shares will trade after the effectiveness of this registration statement.

         The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Q4:      What will eSAFETYWORLD stockholders receive in the Distribution?


A: In the Distribution, eSAFETYWORLD stockholders will receive one share of Corpfin common stock as a dividend for every 4.29 shares of eSAFETYWORLD common stock they own on [______________], 2002. Immediately after the Distribution, eSAFETYWORLD's stockholders will still own their shares of eSAFETYWORLD common stock. Shares of eSAFETYWORLD common stock will represent stockholders' interests in the business of eSAFETYWORLD, and shares of Corpfin common stock that stockholders receive in the Distribution will represent their interests in the Corpfin business.


Q5:      What happens to eSAFETYWORLD shares after the Distribution?

A: After the Distribution, shares of eSAFETYWORLD common stock will continue to represent ownership of the businesses of eSAFETYWORLD and will continue to be quoted under the ticker symbol "SFTY."

Q6:      What does an eSAFETYWORLD stockholder need to do now?

A: eSAFETYWORLD stockholders do not need to take any action. The approval of the eSAFETYWORLD stockholders is not required to effect the Distribution, and eSAFETYWORLD is not seeking a proxy from any stockholders. eSAFETYWORLD stockholders should not send in their eSAFETYWORLD share certificates to effect the Distribution. eSAFETYWORLD stockholders will automatically receive their shares of Corpfin common stock shortly following the Distribution.


Selling Stockholder

         This prospectus also relates to the resale of 192,000 shares of Corpfin common stock (including 96,000 shares underlying a warrant to purchase 96,000 shares) by the stockholder named under the caption "Selling Stockholder." The selling stockholder may offer and sell from time to time common stock using this prospectus in transactions: o on the over-the-counter market or otherwise;

o initially at an offering price of $[ ] per share, or if a trading market develops in the Corpfin common stock, at market prices, which may vary during the offering period, or at negotiated prices; and

o in ordinary brokerage transactions, in block transactions, in privately negotiated transactions, or otherwise.

The selling stockholder, who has no affiliation with eSAFETYWORLD and no affiliation with us except for the shares being registered herein, will receive all of the proceeds from the sale of the 192,000 shares and will pay all underwriting discounts and selling commissions relating to the sale of the shares.


Corpfin summary financial data

         A summary of our financial history follows:

                                     Year ended December 31,
                                      2000            2001
                                   -----------     -----------
                 Revenues .....    $   478,726     $   273,570
                 Expenses .....      1,620,069       1,279,785
                 Net loss .....     (1,141,343)     (1,006,215)
                 Loss per share    $     (0.06)    $     (0.05)

Note - Nonrecurring revenue of $40,000 in 2000 and $80,000 in 2001 resulted from transactions with related parties.

         A summary of balance sheet information follows:

                                       December 31, 2000       December 31, 2001
                                       -----------------       -----------------
Total current assets ...........                $319,143                $170,477
Total assets ...................                 560,292                 248,280
Total liabilities ..............                  83,876                   8,079
Total shareholders' equity .....                 476,416                 240,201


                                  Risk Factors

         In addition to the information contained elsewhere in this document, you should carefully read the following risk factors related to Corpfin and the Distribution.

Corpfin is in the early stages of its development and anticipates operating losses. Our history is too limited for you to make meaningful conclusions about our chances to succeed.

         Corpfin was incorporated in April 1999. Since inception, we have devoted a substantial portion of our activities to developing a business plan. Therefore, our operating history is insufficient to use as a determinant of our future performance and prospects. Corpfin cannot be certain that its business strategy will be successful or that it will ever be able to realize profitable operations. Furthermore, we believe that it is probable that we will incur operating losses and negative cash flow for the foreseeable future. These factors could cause us to cease operations before we reach profitability.

Corpfin has incurred significant operating losses, and its auditors' report states that there is substantial doubt about its ability to continue as a going concern.

         Corpfin has an accumulated deficit of $2,983,348 as of December 31, 2001. Our auditors included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2001 describing conditions that raise substantial doubt about Corpfin's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the effects of this uncertainty. No assurances can be given that Corpfin will generate sufficient revenue to continue as a going concern.


A substantial portion of our revenues have been derived from affiliated parties involving transactions or a series of transactions that are not expected to recur.

         A substantial portion of our revenue in 2001 and 2000 was derived from affiliated parties. These transactions are not expected to recur which means that our past revenue levels are not indicative in any way of the revenue levels that we may realize in the future. We may be unable to generate revenues from unrelated parties in which case we would be unable to execute our plan and continue our business.


Corpfin will need financing which may not be available. If the financing is not available, we are unlikely to be able to implement our business strategy successfully.

         All of our activities have been funded by our founding shareholders. These shareholders do not have an obligation or commitment to make further investments. Corpfin has not established any other source of equity or debt financing. Corpfin will require financing to implement its strategic plan and maintain compliance with the capital requirements imposed on us by the regulators. There can be no assurance that financing will be available or found. If Corpfin is unable to obtain financing, we will not be able to generate profitable activities and may cease operations.


         If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.


Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations. You will not be asked to vote on these decisions.

         We have no committed source of financing. We may attempt to use noncash consideration to satisfy obligations or pay for needed services. In many instances, we believe that the noncash consideration will consist of shares of our stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions may result in material dilution of the ownership interests of existing shareholders. Shareholder consent for these actions will not be sought unless required by law or our governing documents.

The Rearden Trust has complete control over all shareholder votes.

         Following the completion of the Distribution, The Rearden Trust will own approximately 69% of our outstanding common stock on a fully diluted basis. Therefore, The Rearden Trust will be able to control all votes of stockholders and elections of members of the board of directors. John Canouse, our chief executive officer, president, and chairman, is a beneficiary of The Rearden Trust.


The trading price of Corpfin common stock is likely to be subject to significant fluctuations.

         There can be no assurance as to the prices at which the Corpfin common stock will trade on or after the Distribution date. Until the Corpfin common stock is fully distributed and an orderly market develops in the Corpfin common stock, if ever, the price at which our stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the Corpfin common stock will be determined in the marketplace and may be influenced by many factors, including:

o        the depth and liquidity of the market for Corpfin common stock,
o developments affecting the business of Corpfin generally and the impact of those factors referred to below in particular,
o        investor perception of Corpfin, and
o        general economic and market conditions.

No assurance can be given that an orderly trading market will ever develop for our stock. In any event, there is no relationship between the Distribution and the development of a trading market of any kind. If a trading market does not develop, you may be unable to sell your shares or may receive an insignificant amount for the shares.

Corpfin common stock has no prior trading market or liquidity. There are no assurances that a market will ever develop.

         Prior to the date of this document, there has not been any established trading market for Corpfin common stock. Application will be made to quote the shares of Corpfin common stock on the OTCBB under the symbol "CPFN." Corpfin cannot predict the likelihood of the application being accepted. If the application is accepted, Corpfin cannot predict the extent to which investor interest in the company will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

         In addition, Corpfin's common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Also, the stock market in general has experienced extreme price and volume volatility that has especially affected the market prices of securities of many companies. At times, this volatility has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of the common stock, regardless of Corpfin's actual operating performance. This volatility and lack of liquidity might keep you from reselling your shares at or above the price on the Distribution date if such a price is set by a market maker.

We are subject to extensive regulation. Noncompliance with regulations could result in our being closed down, fined or both.

         Our business, and the securities industry generally, is subject to extensive regulation at both the federal and state level by various regulatory agencies which are charged with protecting the interests of customers. Self-regulatory organizations such as the National Association of Securities Dealers, Inc., known as the "NASD," and state securities commissions require strict compliance with their respective rules and regulations. Failure to comply with any of these laws, rules and regulations could result in:

o        fines,

o        suspension,

o        industry expulsion, or

o        criminal prosecution.

         Certain regulatory bodies perform audits or other procedures to ensure compliance with their rules and regulations. Our failure to comply with regulations could result in the termination of our business.

We operate in a very litigious industry. Therefore, we are more likely to be involved in litigation than are companies in other industries.

         Many aspects of our business involve substantial risks of potential liability and regulatory enforcement by state and federal regulators. In recent years, there has been an increasing incidence of litigation involving participants in the securities industry. Underwriters and agents are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications relating to financing transactions. Claims by dissatisfied clients for fraud, mismanagement and breach of fiduciary duty are regularly made against broker-dealers. The cost of defending litigation could have a material adverse effect on our ability to reach profitable operations.

                           Forward-Looking Statements

         This document and other materials filed or to be filed by eSAFETYWORLD or Corpfin with the Securities and Exchange Commission, referred to as the "SEC," as well as information included in oral statements or other written statements made or to be made by eSAFETYWORLD and Corpfin, contain statements that are "forward-looking." These statements appear in a number of places in this document and include, but are not limited to, all statements relating to plans for future growth and other business development activities, as well as capital expenditures, financing sources and the effects of regulation and competition, the terms of the Distribution and all other statements regarding the intent, plans, beliefs or expectations of Corpfin, as well as its respective directors or officers. Words like "expects," "anticipates," "intends," "plans" and similar expressions also identify forward-looking statements.

         Stockholders and readers are cautioned that such forward-looking statements are not assurances of future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements.

                                The Distribution

Introduction


         On May___, 2002, the board of directors of eSAFETYWORLD approved a plan to distribute 700,000 shares of common stock of Corpfin to be issued to eSAFETYWORLD pursuant to the consulting agreement with Corpfin as a dividend to all holders of outstanding eSAFETYWORLD common stock. On the date of this prospectus, the eSAFETYWORLD board of directors formally declared a dividend payable to each holder of record of eSAFETYWORLD common stock of one share of Corpfin common stock for every 4.29 shares of eSAFETYWORLD common stock held as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Corpfin common stock in connection with the Distribution.

         On or about the Distribution date following receipt of the shares of Corpfin from Corpfin, eSAFETYWORLD will deliver the shares of Corpfin common stock to the holders of record of eSAFETYWORLD common stock as of the close of business on the record date through eSAFETYWORLD's regular administrative and clerical personnel, with the assistance of the regular personnel of its transfer agent. The Distribution is expected to be made on or about [______], 2002.


         Shares of Corpfin common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of Corpfin common stock received by persons who may be deemed to be "affiliates" of Corpfin under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Corpfin after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Corpfin, and may include senior officers and directors of Corpfin, as well as principal stockholders of Corpfin. Persons who are affiliates of Corpfin following the Distribution will be permitted to sell their shares of Corpfin common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.


         eSAFETYWORLD has approximately 1,000 shareholders. These shareholders will be mailed copies of the prospectus within a week of the Distribution.

Reasons for the Distribution


         On June 1, 2001, eSAFETYWORLD signed an agreement to provide certain general business and management consulting services to Corpfin. The principal services provided involve eSAFETYWORLD assisting us in developing our ability to provide consulting and corporate finance services to clients. Corpfin has agreed to pay eSAFETYWORLD an aggregate of 700,000 shares of Corpfin's common stock in compensation for these services.


         In agreeing to assist Corpfin, eSAFETYWORLD considered the following key factors:

o eSAFETYWORLD's management team has developed significant expertise that it believed could be applied to other companies and industries;

o eSAFETYWORLD retains its strong liquidity compared to its projected requirements, so it was appropriate to consider non-cash consideration for the services to be provided;

o eSAFETYWORLD believed that Corpfin's strategic plan has strong potential if executed effectively; and

o eSAFETYWORLD might maximize the long-term financial return to its stockholders by obtaining stock in Corpfin and distributing it to its stockholders.


         Based on these considerations, eSAFETYWORLD agreed to accept an aggregate of 700,000 shares of Corpfin common stock in consideration for the principal consulting services that it is providing to us. The principal services provided involve eSAFETYWORLD assisting us in developing our ability to provide consulting and corporate finance services to clients. Previously, our principal business model involved trying to arrange private placements on the Internet. The negotiated value of these services was $200,000 or $.29 per share. The consulting agreement expired in January 2002, at which time eSAFETYWORLD had no further obligation to perform any services other than to assist us in the completion of this prospectus. The shares have been issued to an escrow account over which eSAFETYWORLD has no control. The shares will be released from the escrow account to eSAFETYWORLD within 24 hours following the effectiveness of this registration statement. These 700,000 shares constitute approximately 3.5% of the issued and outstanding common stock of Corpfin at March 31, 2002.

         eSAFETYWORLD now proposes to distribute these 700,000 shares to the eSAFETYWORLD stockholders, pro rata in proportion to the number of shares of eSAFETYWORLD held by each. Accordingly, the eSAFETYWORLD stockholders will receive one share of Corpfin common stock for each 4.29 shares of eSAFETYWORLD held by them.


         eSAFETYWORLD believes that the Distribution of Corpfin shares and the resulting creation of a publicly-held corporation may offer the stockholders of eSAFETYWORLD greater liquidity than if the shares received by eSAFETYWORLD were retained by it. In addition, the Distribution will result in Corpfin becoming a publicly-held company with equity securities that could be used in its compensation programs and to facilitate potential alliances.

Form of Distribution  transaction


         At the time of the Distribution, eSAFETYWORLD will hold 700,000 shares of Corpfin's common stock, which will represent approximately 3.5% of the total number of Corpfin's shares of common stock outstanding.

         The Distribution is the method by which eSAFETYWORLD will distribute these 700,000 shares of Corpfin to its stockholders resulting in Corpfin becoming a publicly-held company. After the Distribution, stockholders of eSAFETYWORLD will continue to own their shares in eSAFETYWORLD and the Corpfin shares distributed to them.


           eSAFETYWORLD, the selling stockholder and any broker-dealers that participate in the Distribution or sale of the shares are deemed to be statutory "underwriters" within the meaning of Section 2(11) of the Securities Act. eSAFETYWORLD has advised us that it will comply with the prospectus delivery requirements that apply to a statutory underwriter in connection with the distribution of our shares as a dividend to its stockholders. Further, eSAFETYWORLD has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Exchange Act of 1934. These rules apply to sales by eSAFETYWORLD, the selling stockholder and any broker-dealers that participate in the Distribution or sale of the shares in the market, following the creation of a public market, if such a market ever develops.


         With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

Manner of effecting the Distribution


         The Distribution will be made on the Distribution date to holders of record of eSAFETYWORLD common stock at the close of business on the record date. Based on the 3,000,000 shares of eSAFETYWORLD common stock outstanding as of March 31, 2002, the Distribution will consist of one share of Corpfin common stock for each 4.29 shares of eSAFETYWORLD held. eSAFETYWORLD will not deliver scrip evidencing a fractional share or pay any related amount to a stockholder who would be entitled to a fractional share.


         Prior to the Distribution date, eSAFETYWORLD will deliver the shares of Corpfin common stock to be distributed to the Distribution agent. The Distribution agent will mail, on or about the Distribution date, certificates representing the shares of Corpfin common stock to eSAFETYWORLD stockholders of record as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Corpfin common stock in connection with the Distribution.

         Holders of eSAFETYWORLD common stock will not be required to pay for shares of Corpfin common stock received in the Distribution, or to surrender or exchange certificates representing shares of eSAFETYWORLD common stock in order to receive shares of Corpfin common stock. No stockholder approval of the Distribution is required or sought. eSAFETYWORLD is not asking you for a proxy and you are requested NOT to send a proxy to eSAFETYWORLD.

         In order to be entitled to receive shares of Corpfin common stock in the Distribution, eSAFETYWORLD stockholders must be stockholders at the close of business on the record date.

Federal income tax consequences of the Distribution

         Each eSAFETYWORLD stockholder receiving shares of Corpfin common stock in the Distribution will be considered to have received a taxable distribution in an amount equal to the fair market value of Corpfin common stock received provided that eSAFETYWORLD has current or accumulated earnings and profits. At December 31, 2001, eSAFETYWORLD did not have earnings and profits. If eSAFETYWORLD does have earnings and profits on the Distribution date, the Distribution will result in:

o a dividend to the extent of such stockholder's pro rata share of eSAFETYWORLD's current and accumulated earnings and profits;

o a reduction in such stockholder's basis in eSAFETYWORLD common stock to the extent the amount received exceeds such stockholder's share of earnings and profits until such basis equals zero, and

o a gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the amount treated as a reduction of the stockholder's basis in eSAFETYWORLD common stock. Any gain of this type will generally be capital gain if the eSAFETYWORLD common stock is held as a capital asset on the Distribution date.


         The fair market value of Corpfin's shares will be established by trading that develops immediately after the Distribution with respect to such shares. However, the Distribution is taxable even if a trading market for the shares never develops. In September 2001, Corpfin sold 96,000 shares of its common stock to an unrelated party for $1.25 per share. There can be no assurances that this price will in any way reflect the price at which our shares will trade after the effectiveness of this registration statement. eSAFETYWORLD stockholders should consult their own advisors as to the specific tax consequences of the Distribution, including the application and effect of foreign, state and local tax laws.


Selling Stockholder

         This prospectus also relates to the resale of 192,000 shares of Corpfin common stock (including 96,000 shares underlying a warrant to purchase 96,000 shares) by the stockholder named under the caption "Selling Stockholder." The selling stockholder may offer and sell from time to time common stock using this prospectus in transactions:

o        on the over-the-counter market or otherwise;

o initially at an offering price of $[ ] per share, or if a trading market develops in the Corpfin common stock, at market prices, which may vary during the offering period, or at negotiated prices; and

o in ordinary brokerage transactions, in block transactions, in privately negotiated transactions, or otherwise.

The selling stockholder, who has no affiliation with eSAFETYWORLD and no affiliation with us except for the shares being registered herein, will receive all of the proceeds from the sale of the 192,000 shares and will pay all underwriting discounts and selling commissions relating to the sale of the shares.


Legal  matters

         Corpfin is not involved in any litigation or legal proceedings.

   Relationship of eSAFETYWORLD and Corpfin Before and After the Distribution

         Prior to the Distribution, eSAFETYWORLD shall be issued approximately 3.5% of the issued and outstanding common stock of Corpfin, which it will have received as consideration for entering into a consulting agreement to provide Corpfin with strategic planning and management consulting services as well as administrative support services.

         After the Distribution, eSAFETYWORLD will not own any shares of the outstanding shares of Corpfin, and Corpfin will be a publicly-held company with approximately 1,000 shareholders. Corpfin will not have any ownership interest in eSAFETYWORLD, and no one will hold management positions with or be a director of both companies.

                                 Use of Proceeds

         We will receive no proceeds from the resale of the common stock by the selling stockholder, and we are paying all expenses in connection with this registration statement. However, we will receive proceeds from the exercise, if any, by Harbour Nominees, Ltd. and other beneficial owners of the warrant to purchase 96,000 shares at an exercise price of $1.25 per share. We intend to use the proceeds described above for working capital and general corporate purposes.

                                 Dividend Policy

         The payment and level of cash dividends by Corpfin after the Distribution will be subject to the discretion of the board of directors of Corpfin. Corpfin currently intends to retain future earnings, if any, for the development of our business and does not anticipate paying cash dividends in the foreseeable future. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of Corpfin, as well as regulatory requirements. Corpfin has not paid any dividends during the two-year period ended December 31, 2001.

                                 Capitalization

         At December 31, 2001, Corpfin had total capitalization of $240,201. The following table sets forth the capitalization of Corpfin at December 31, 2001 and is qualified in its entirety by the financial statements of Corpfin and other information contained elsewhere in this document. See "Risk Factors."

                                                                       December 31, 2001
                                                                -------------------------------
                                                                    Actual      As Adjusted (2)
                                                                -----------     ---------------
         Long-term debt ..................................      $         -       $         -
                                                                -----------       -----------

         Shareholders' equity:

             Convertible preferred stock, Series A,
               $.001 par value; 35 shares
               authorized, 20 issued and outstanding .....                -                 -

             Convertible preferred stock, Series B,
               $.001 par value: 2,500,000 shares
               authorized, 600,000 issued and outstanding             1,500             1,500

             Convertible preferred stock, Series C,
               $.001 par value; 1,000 shares
               authorized, 100 issued and outstanding ....                -                 -

             Common stock,  $.001 par value;  authorized -
               95,000,000 shares; issued and outstanding
               20,924,294 shares (actual) (1) and
               21,064,294 shares (as adjusted) (2) .......           20,924            21,064

             Additional paid-in capital ..................        3,201,165         3,241,025
             Accumulated deficit .........................       (2,983,388)       (3,023,388)
                                                                -----------       -----------
         Total shareholders' equity ......................      $   240,201       $   240,201
                                                                ===========       ===========

     (1) On September 28, 2001, we issued a warrant to an unrelated party entitling the holder to purchase 96,000 shares of our common stock at $1.25 per share. The value of these warrants was nominal based on the strike price relative to the fair value of the stock.

          On October 10, 2001, we granted stock options to purchase 1,000,000 shares of our common stock at an exercise price of $1.25 per share. Options awarded under these grants vest beginning May 1, 2002 according to the following schedule:
          1/3 on May 1, 2002, 1/3 on May 1, 2003, and 1/3 on May 1, 2004. The
          option period is not to exceed five years from the date of the grant. Options are subject to adjustment to reflect stock splits.

          The As Adjusted Column above does not assume the exercise of these options and warrant.

     (2) Adjusted to reflect the issuance of 140,000 common shares with a $0.001 par value per share at a fair value of $40,000, the negotiated value of services received, with a corresponding increase to additional paid-in capital. The accumulated deficit has also been adjusted to reflect the $40,000 of consulting expenses associated with the eSAFETYWORLD agreement.

                               Corpfin's Business

         Corpfin.com, Inc. was incorporated in Delaware on April 26, 1999. We are registered with the Securities and Exchange Commission as a broker-dealer under the Securities Exchange Act of 1934 and are a member of the National Association of Securities Dealers, Inc.

         We specialize in arranging private placements and other financings for public companies. We also provide a limited range of other corporate finance functions, including business consulting and merger and acquisition services. Except for our officers, directors and their families, we do not conduct any retail brokerage activities. All of our revenues come and will continue to come from our investment banking and corporate finance activities. Our principal source of fees will come from commissions associated with completed financings and to a lesser extent from commissions on trading activities and fees derived from consulting services.

         Our initial business strategy involved utilizing the Internet to identify prospective security issuers and investors. In July 1999, we engaged a third party provider to design and develop a website. The website became operational in January 2000 at a cost of approximately $227,000.

         During the fourth quarter of 1999, we initiated a marketing and public relations program to make potential securities issuers and investors aware of our company. The cost of this program was approximately $325,000. In January 2001, we terminated our relationship with the public relations firm.

         During the first quarter of 2001, we expanded our focus by also relying on traditional methods of seeking business to supplement our Internet strategy. In addition to our Internet strategy, we now contact potential issuers and investors directly by telephone or personal meetings. These potential issuers and investors are either those currently in our client database or referrals from other broker-dealers and professional firms, fellow participants in industry trade shows and meetings, and contacts made through unsolicited sales calls. At the same time, we started to offer financial consulting services.

         In addition to introducing investors to issuers, we now offer our clients services relating to financings and other transactions, including, but not limited to, assistance with planning, analyzing and forecasting long-term financial outlook and needs, with locating, arranging, analyzing, negotiating and obtaining debt and equity resources, and with capital market and investor relations matters. We also assist our clients with marketing, public relations, acquisitions, strategic planning and business opportunities by introducing them to a network of sector-specific professionals including retail broker-dealers, institutional fund managers, analysts, merger and acquisition specialists, investor/shareholder relations firms and media communications experts.

         The principal form of investment that we arrange is a discretionary drawdown facility. A discretionary drawdown facility involves an agreement between an issuer and an investor under which the issuer has a put option to issue shares of its common stock to the investor on a weekly or monthly basis. The number of shares that can be put to the investor is generally linked to the average number of shares of the issuer's shares that trade each day. Most of the facilities arranged by us do not require any minimum level of shares to be sold and do not require the issuer to pay any upfront fees. We do not realize any commissions until shares are actually sold.

         We are currently registered as a broker-dealer in all states except Minnesota and Missouri.

         Our trading and retail operations are regulated by the NASD. The NASD places various restrictions and limitations on the operations of member firms, subject to revision based on the NASD's experience with each firm. Under our current membership agreement, we are required to:

o maintain a minimum net capital balance of $100,000 pursuant to SEC Rule 15c3-1(a)(2)(ii); and

o clear all transactions on a fully disclosed basis through our clearing firm and not hold customer funds or safekeep customer securities. We have a clearing agreement with Fiserv Securities, Inc.

The agreement permits us to conduct business as a:

o broker or dealer retailing corporate equity or debt securities, including NASDAQ Smallcap and Bulletin Board securities;

o        trader for securities in a proprietary account;

o agent for the private placement of securities on a "best efforts" basis; and

o        market maker in a maximum of five securities.


         We currently do a limited volume of retail brokerage activities for our officers, directors and their families. During the year ended December 31, 2001, we earned income of $124,945, or 46% of total revenue, from retail brokerage activities. We believe that, as a percentage of total income, this is disproportionate and likely will not recur in the future. Further, as a percentage of total income, earnings from retail brokerage operations will likely decline as revenue from other activities increases. We do not expect earnings from retail brokerage operations to significantly contribute to our overall profitability and, at this time, do not plan on taking actions to develop or expand this aspect of our business. We do not currently make markets in any securities and have no current plans to do so. However, we may make markets for securities in the future if sufficient liquidity is available to us, and we believe it will be beneficial to our business.


General Transaction Approach

Investor Process

         A potential investor would follow the following procedures when accessing our website:

Register an account with Corpfin - Potential investors complete a template, online or with a hardcopy. For due diligence purposes, we require summary information on the investor. Increasingly, we are identifying and soliciting potential investors directly. These two approaches combine to develop our database of investors.

Receive a response from Corpfin - A compliance officer reviews the submitted information and we generally respond to the potential investor within two business days.

Issuer contacts potential investors - We will provide issuers with a list of investors who appear to meet their needs. In many cases, we provide the issuers with information about market conditions and make them aware of the terms which will typically be present in the types of financings sought. We then introduce the issuers to potential investors, either directly or by giving the issuer the information to permit them to contact investors themselves.

Complete the transaction - Once the terms between the issuer and the investor have been agreed upon, the transaction and documentation is completed offline. The closing will take place through an escrow account established by us with the Bank of New York. We receive a commission from the issuer based on the proceeds actually received. In general, we do not receive fees for obtaining or introducing commitments.

Issuing Company Process

         Issuing companies are publicly-traded companies seeking financing.


Register an account with Corpfin - This is done by completing our account form template located on our website. Our "Privacy Policy" is included online and explains how we handle all confidential information and materials that we receive.


Receive a response from Corpfin - All account applications are reviewed by our employees, and we generally respond to applicants within two business days.

Review profiles of potential investors - We provide issuers with an investor list. The list is edited to include the sources that appear to best correspond with their needs. The issuer is able to view some profile information on potential investors. The information that we provide to the issuers is from the template completed during the registration process. Starting in early 2001, we have been providing much of this information at meetings with issuers.

Opportunity alert - When an issuer decides that an investor fits their needs, they may contact the investor directly with an investment opportunity or one of our representatives will contact the potential investor to describe the proposal or opportunity. Our representatives assist in the discussions involving terms of the transaction if asked to do so by the issuer.

Complete the transaction - Once the terms between the issuer and the investor have been agreed upon, the transaction and documentation are completed offline. The closing will take place through an escrow account established by us with the Bank of New York. Corpfin charges a commission to the issuer that generally ranges from 6 to 10% of the gross proceeds received.

Broker-Dealer Process

         We also assist broker-dealers using a process similar to that for issuing companies. Broker-dealers may register on our website or deal with one of our representatives directly in order to obtain assistance in completing their deals. We also seek issuer referrals from broker-dealers.

Government Regulation

         The SEC is the federal agency responsible for the administration of the federal securities laws. Corpfin is registered as a broker-dealer with the SEC. Much of the regulation of broker-dealers has been delegated to self-regulated organizations, principally the NASD and national securities exchanges such as NASDAQ. These self-regulatory organizations adopt rules (subject to approval by the SEC) that govern the industry and conduct periodic examinations of our operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. We are currently registered as a broker-dealer in 48 states and the District of Columbia.

         Broker-dealers are subject to regulation covering all aspects of the securities business, including sales method, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure of securities firms, record-keeping and the conduct of directors, officers and employees. Additional legislation, changes in rules promulgated by the SEC and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules may directly affect the mode of operation and profitability of broker-dealers. The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees. The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the securities markets, rather than protection of creditors and stockholders of broker-dealers.

         Certain regulatory bodies perform audits or other procedures to ensure compliance with their rules and regulations. We do not have any open issues relating to NASD audits; however, no assurances can be given that future audits will not result in adverse findings.

         The SEC and other regulatory bodies are also scrutinizing the terms of private placements to public entities and similar transactions, in part, because they involve issuing shares at a discount to market. In many instances, the share prices of issuers that have entered into these types of transactions have seriously eroded. In addition, some of these transactions have resulted in litigation brought by the issuer. These transactions are also frequently the subject of articles in the financial press. Our business may be adversely affected if the SEC imposes rules that make completing these types of transactions more difficult in the future.

Net Capital Requirements

         As a registered broker-dealer and a member firm of the NASD, we are subject to the SEC's net capital rule. The net capital rule, which specifies minimum net capital requirements for registered brokers and dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. Net capital is essentially defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing certain other assets, such as a firm's positions in securities, conservatively. Among these deductions are adjustments in the market value of securities to reflect the possibility of a market decline prior to disposition.

         Failure to maintain the required net capital may subject a firm to suspension or expulsion by the NASD, the commission and other regulatory bodies and ultimately may require its liquidation. The net capital rule also prohibits payments of dividends, redemption of stock and the prepayment or payment in respect of principal of subordinated indebtedness if net capital, after giving effect to the payment, redemption or repayment, would be less than the specified percentage (120%) of the minimum net capital requirement.

         Corpfin is required to maintain minimum net capital of 6.67% of aggregate indebtedness or $100,000, whichever is greater. On December 31, 2000, Corpfin had aggregate indebtedness of $83,876 and its net capital, as defined, was $184,376, which exceeded requirements by $84,376. On December 31, 2001, Corpfin had aggregate indebtedness of $8,079 and its net capital, as defined, was $134,502, which exceeded requirements by $34,502.

Competition

         All aspects of our business are highly competitive. We compete or will compete directly with numerous other securities brokers and dealers, investment banking firms, life insurance sales agencies, investment advisors, leveraged buyout firms, venture funds and, indirectly for investment funds, with commercial banks. Many of our competitors have substantially greater capital and other resources than do we. Some commercial banks and thrift institutions also offer securities brokerage services and many commercial banks offer a variety of investment banking services.

Competition among financial services firms also exists for investment representatives and other personnel.

         The securities industry has become considerably more concentrated and more competitive in recent years as numerous securities firms have either ceased operation or have been acquired by or merged into other firms. In addition, companies not engaged primarily in the securities business, but having substantial financial resources, have acquired leading securities firms. These developments have increased competition from firms with greater capital resources than those of Corpfin. Furthermore, numerous commercial banks have petitioned the Board of Governors of the Federal Reserve System for permission to enter into various new business activities from which they are currently barred, such as underwriting certain mortgage-backed and municipal revenue securities and securities backed by consumer loans. Various legislative proposals, if enacted, would also permit commercial banks to engage in such activities. Ultimately, these developments or other developments of a similar nature may lead to the creation of integrated financial service firms that offer a broader range of financial services.

         The securities industry has experienced substantial commission discounting by broker-dealers competing for institutional and individual brokerage and investment banking business, including many offering deeply discounted commission rates on the Internet.

         We plan on competing in this marketplace by:

o        offering products that best serve the needs of small public companies;

o        providing advice that assists small public companies to succeed;

o        negotiating competitive and fair fee arrangements;

o        providing services on a timely basis; and

o taking advantage of our senior management's contacts in the financial community.

No assurances can be given that we will be successful in implementing our plan.

Facilities

         In April 2000, we entered into a non-cancelable lease for 2,903 square feet of office space in Atlanta, GA. The lease calls for rental payments of $84,071 in 2002 and $64,788 for the period ending September 30, 2003, the expiration date of the lease.

Employees


         At April 30, 2002, Corpfin had seven employees, none of whom is covered by a collective bargaining agreement.

         Corpfin's business strategy is heavily dependent upon the knowledge and business contacts of its key employees and consultants. We presently do not have employment agreements executed with any members of management or key employees. If Corpfin were to lose the services of its current officers or the consulting services of Jimmy B. Holton, it is unlikely that we would be able to implement our business plan and reach profitable operations

         Management's Discussion and Analysis of Results of Operations and Financial Condition

         Corpfin has had limited operating activities since its inception.

         Revenue from referral fees and commissions earned on securities placement transactions are recognized upon payment and are normally paid within three business days after transactions are completed.

         Commissions earned on securities trading and execution transactions for brokerage clients are recognized at the time of settlement. Our clearing firm normally pays these commissions 10 to 20 days after the close of the calendar month in which settlement is made.


         For the year ended December 31, 2000, our revenue totaled $478,726. Of this amount, $168,000 (or 35%) was received from an affiliated company. An additional $260,000 (or 54%) was received from one client which was not affiliated or related to us but was referred to us by J. P. Carey Enterprises, Inc., an affiliated company. Also, $40,000 (or 8%) of our total revenue was earned as a referral fee from J. P. Carey Enterprises, Inc.

         For the year ended December 31, 2001, total net revenue was $273,570. Commission revenue from securities placement transactions for clients who were not affiliated or related to us totaled $17,500 (or 6%). We earned revenue of $130,000 from affiliated or related companies, consisting of $50,000 received as a commission on a securities transaction and $80,000 received for the sale of a customer/prospect database. Revenue from securities trading and execution transactions for retail brokerage clients totaled $124,945 (or 46%). Our retail brokerage clients primarily consist of our officers, directors and their families and are considered affiliated or related parties. In addition, we earned $21,933 for technical systems support from Technest, Inc., another affiliated company. We also incurred securities trading losses of $14,413 during the period and earned interest income of $3,605.

         We do not anticipate receiving, nor have any agreements for, additional referrals in the future from affiliated companies. We also do not anticipate any future sale of databases or other customer lists, or expect to provide technical support to affiliated companies. Therefore, past revenue levels should not be indicative of future revenues. However, we believe that the experience received from successful completion of the transactions noted above benefits us by providing us with creditable referrals.


          For the year ended December 31, 2000, employee compensation was $679,500 or 42% of total expense. For the same period, advertising expense totaled approximately $364,000 or approximately 23% of total expenses. The amount for advertising included approximately $254,000 for advertising agency services and approximately $106,000 for website operations and hosting. These represented approximately 16% and 7%, respectively, of total expense. Total professional fees were approximately $86,800, which included legal fees of $55,900 and accounting fees of $22,800. These represented approximately 4% and 2%, respectively, of total expense. Travel expense was $87,000 primarily resulting from company participation in industry trade shows. Office and furniture rental expense totaled $98,000.

         For the year ended December 31, 2001, the substantial portion of our expenses related to compensating employees (47%), professional services (22%), and depreciation and amortization (11%). Total expense declined from $1,620,069 for the year ended December 31, 2000 to $1,279,785 for the year ended December 31, 2001, due to reductions in salary and compensation expense of $82,542, advertising expense of $281,074, website hosting expense of $72,175, travel and entertainment expense of $59,243, licenses and registration expense of $17,319, and insurance expense of $8,401. Company staffing was reduced from eight to seven persons at December 31, 2000 and 2001, respectively. These cost reductions were partially offset by a net increase in professional services expense of approximately $199,000. Legal expenses declined by approximately $55,000. Accounting service expenses increased by approximately $23,000. In addition, we recorded expense of $160,000 for consulting services under an agreement with eSAFETYWORLD, described elsewhere in this prospectus.

         We have a net operating loss carryforward of approximately $3,000,000 at December 31, 2001 which is available to reduce future federal income tax liabilities. No benefit has been recognized in our financial statements for this loss carryforward because its realization is not reasonably assured. In order to utilize the loss carryforward we must generate sufficient taxable income, of which there are no assurances. Unless we are able to generate revenue sufficient to achieve an operating profit, we will not receive a benefit from the loss carryforward.

Liquidity

         To date, all of Corpfin's financial resources have been provided by its founding investors, who do not have an obligation to provide additional funds. Corpfin does not have any credit facilities or other commitments for debt or equity. No assurances can be given that financing will be available if necessary. We believe that current market conditions may make discretionary drawdown lines of credit or a similar equity infusion the most probable facility that may be available if our common stock begins to trade at sufficient volumes. Drawdowns under those types of facilities, if one can be obtained at all, will likely be at a price that will reflect a discount to the market value of our shares. However, no assurances can be given that we will be successful in obtaining an equity facility or any other form of investment.


         For the year ended December 31, 2000 we used cash of $1,006,649 in operations. Compensation and benefit disbursements represented $679,515 or 60% of this total. Cash paid for professional advertising services totaled $255,626 or 25% of cash used in operations. Other advertising related payments, primarily operation of our website, used $103,823 or 10% of total cash used in operations. We also made $147,000 in non-operating disbursements. This included $35,000 of restricted cash balances for a brokerage operating account at our clearing firm, $67,000 deposited with our landlord as part of the office lease, and $45,000 paid for an interest-bearing note of an affiliated company.

         For the year ended December 31, 2001 we used net cash of $626,678 in operations. Compensation and benefit disbursements represented $436,973 or 70% of cash used in operations, and disbursements for rents totaled $89,854 or 14%. Professional services disbursements included $66,500 (11% of cash used in operations) for consultants and $50,531 (8% of cash used in operations) for accounting services.

         At December 31, 2001, we had unrestricted cash of $104,682.Without additional capital contributions or the realization of revenue from projects-in-process, we will only be able to continue operations on a month-to-month basis. This capital would be requested from our founding shareholders but they are under no obligation to provide it, and we have no other sources of committed debt or equity financing.


         If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.


New accounting pronouncements

         No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on Corpfin's financial position or results of operations.

                              Corpfin's Management

     Corpfin's management and directors consist of:

Name                       Age             Title

John C. Canouse             37             Chief executive officer, chairman and
                                           president

Jimmy B. Holton             38             Director

Jimmie N. Carter            55             Executive vice president and chief
                                           financial officer

Jose A. Auffant             33             Executive vice president, secretary
                                           and director

Joseph P. Tabback           52             Executive vice president, trading
                                           manager and director

Janet L. Thompson           48             Executive vice president, chief
                                           compliance officer and director


John C. Canouse has served as chief executive officer, chairman and president of Corpfin since our inception. Mr. Canouse also serves as senior vice president of J.P. Carey, Inc., a full service international asset management and investment banking firm located in Atlanta, Georgia where he has been employed since 1996. Mr. Canouse also serves as a director of Lecstar

Communications Group, Crystal Insights, Inc. and Designeroutlet.com, Inc. From April 1990 until January 1996, Mr. Canouse was employed at International Assets Advisory Corporation, an investment banking firm located in Orlando, Florida specializing in the foreign securities markets with a focus on European bonds and emerging market equities. Mr. Canouse graduated with a BA degree in Business Administration from Stetson University. Mr. Canouse will devote 50 percent of his time to us.

Jimmy B. Holton became a director of and an independent consultant to Corpfin in February 2001. Prior thereto, he was an executive vice president of Continental Capital & Equity Corp., an investor relations and public relations firm located in Longwood, FL from January 1993 to February 2001. Mr. Holton holds a BA degree from the University of Georgia. Mr. Holton's consulting arrangement calls for annual fees of $160,000 for which he makes and will make his business contact base available to us and leads our business development program and efforts.

Jimmie N. Carter became executive vice president and chief financial officer of Corpfin in November 1999. Mr. Carter also serves as the chief financial officer for J.P. Carey, Inc. and J.P. Carey Securities, Inc. From April 1999 to November 1999, Mr. Carter was the chief financial officer for Argent Securities, Inc. From January 1997 to April 1999, Mr. Carter was a controller for Bristol Hotel, Inc. From January 1995 to January 1997, Mr. Carter was the president of Eau Gallie Development Company. Mr. Carter received an MBA from Temple University and a BS degree from Florida State University. Mr. Carter will devote 90 percent of his time to us.

Jose A. Auffant became executive vice president and secretary of Corpfin in May 2000 and elected director in April 2001. Mr. Auffant also serves as the general counsel for J.P. Carey, Inc. and Secretary of Technest Holdings, Inc. and Technest, Inc. From 1997 to 2000, Mr. Auffant was associated with Winston & Strawn, a Chicago, Illinois based law firm, in its corporate department. Mr. Auffant received a Juris Doctorate degree from Emory University School of Law and a BA degree from Stetson University. Mr. Auffant will devote 90 percent of his time to us.


Joseph P. Tabback became our executive vice president and trading manager in December 2000 and was elected as a director in April 2002. Mr. Tabback has over 20 years of experience, trading for such firms as Shearson American Express (n/k/a Lehman Brothers) and S.G. Warburg Investment Bank (n/k/a UBS Warburg
LLC). Prior to joining us, Mr. Tabback was the trading manager for J.P. Carey Securities, Inc., an affiliated investment banking firm located in Atlanta, Georgia, from 1998 to 2000. From May 1991 through December 1997, Mr. Tabback was vice president and trading manager for International Assets Advisory Corporation. Mr. Tabback received a B.A. degree in Economics from Rutgers University.

Janet L. Thompson has served as our chief compliance officer since our inception, became our executive vice president in October 2001 and was elected director in April 2002. Ms. Thompson also serves as chief compliance officer of J.P. Carey Securities, Inc., an affiliated investment banking firm located in Atlanta, Georgia. Ms. Thompson was formerly a senior compliance officer with Cambridge Investment Research, Inc., an independent broker/dealer in Iowa. Prior to such position, she served as an assistant vice president and compliance operations manager at INVEST Financial Corporation, a full service broker-dealer based in Tampa, Florida. Ms.

Thompson has over 16 years of securities brokerage experience with concentrations in compliance and back office operations, and holds the NASD Series 7, 24, 53 and Series 63 licenses. Ms. Thompson received an associate degree from St. Leo College.

Board of directors

         All directors hold office until the completion of their term of office, which is not longer than three years, or until their successors have been elected. Corpfin has a staggered board of directors. All officers are appointed annually by the board of directors and, subject to existing employment agreements, serve at the discretion of the board.

         All directors will be reimbursed by Corpfin for any expenses incurred in attending directors' meetings provided that Corpfin has the resources to pay these fees. Corpfin has officers and directors liability insurance providing for $1,000,000 in coverage with a $25,000 retention.

Committees of the board of directors

         Concurrent with the Distribution, the Corpfin board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees.

Stock option plan

         Corpfin has a stock option plan that expires in 2011 and enables Corpfin to grant incentive stock options and nonqualified stock options for up to an aggregate of 3,000,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant or 110% of fair market value for owners of ten percent or more of the common stock. Other options may be granted on terms determined by the board of directors or a committee appointed by the board of directors.

         We granted options for 1,000,000 shares of common stock on October 10, 2001, as adjusted for the reverse stock split of 1 for 2.5 shares of common stock. These options are excercisable at $1.25, will be further adjusted for stock splits, and vest 33% on May 1, 2002 and an additional 33% on each of the two anniversary dates thereafter.

Stock Compensation

         On October 10, 2001, we granted 560,000 shares of our common stock to key members of management and recognized compensation expense associated with these grants of $160,000.

Executive compensation

         The following table sets forth for the last two fiscal periods the annual and long-term compensation earned by, awarded to or paid to each person who served as a chief executive officer of Corpfin during these periods:

                                                                               Long Term Compensation
                                                                        -------------------------------------
                                         Annual Compensation                      Awards             Payouts
                                 -------------------------------------  ---------------------------  --------
                                                             Other       Restricted    Securities               All Other
                        Year                                Annual          Stock      Underlying     LTIP       Compen-
      Name and          Ended                  Bonus        Compen-       Award(s)      Options/     Payouts      Sation
 Principal Position    Dec 31    Salary ($)     ($)       sation ($)         ($)        SARs (#)       ($)         ($)
---------------------  --------  ----------- -----------  ------------  -------------- ------------  --------  -------------

John C. Canouse         2001     $0              -             -              -           -             -           -
Chief Executive         2000     $68,650         -             -              -           -             -           -
Officer                 1999     $0              -             -              -           -             -           -

Gregory D. Miller       2001     $12,500         -             -              -           -             -
Chief Operating         2000     $150,000        -             -              -           -             -           -
Officer                 1999     $62,500         -             -              -           -             -      (8) $38,991

Jimmie N. Carter        2001     (1)             -             -         (4) $22,857     (7)            -           -
Executive VP;           2000     (2)             -             -              -           -             -           -
Chief Financial         1999     (3)             -             -              -           -             -           -
Officer

Jose A. Auffant         2001     (1)             -             -         (5)$57,143      (7)            -           -
Executive VP;           2000     (2)             -             -              -           -             -           -
Secretary               1999     (3)             -             -              -           -             -           -

Joseph P. Tabback       2001     (1)             -             -        (6) $22, 857     (7)            -           -
Executive VP;           2000     (2)             -             -              -           -             -           -
Trading Manager         1999     (3)             -             -              -           -             -           -

Janet L. Thompson       2001     (1)             -             -              -          (7)            -           -
Executive VP;           2000     (2)             -             -              -           -             -           -
Chief     Compliance    1999     (3)             -             -              -           -             -           -
Officer


(1) Collectively Messrs. Carter, Auffant, Tabback and Ms. Thompson were paid $156,950 in 2001.

(2) Collectively Messrs. Carter, Auffant, Tabback and Ms. Thompson were paid $113,075 in 2000.

(3) Collectively Messrs. Carter, Auffant, Tabback and Ms. Thompson were paid $25,000 in 1999.


(4) Other Compensation includes the estimated value of 80,000 shares of restricted common stock. Currently there is no public market for the stock.

(5) Other Compensation includes the estimated value of 200,000 shares of restricted common stock. Currently there is no public market for the stock.
(6) Other Compensation includes the estimated value of 80,000 shares of restricted common stock. Currently there is no public market for this stock.
(7) The following table shows options granted to the named executives in October 2001. These options will vest 33% beginning May 1, 2002 and each of the two anniversary dates thereafter. Option grants have been adjusted to reflect the reverse stock split of 1 for 2.5 shares of common stock effective February 7, 2002. Currently there is no public market for the shares of common stock.

                                                      % of Total
                                                      Options Granted
                             Number of Securities     to Employees in     Exercise or Base
Name                          Underlying Options       Fiscal Years        Price ($/Share)        Expiration Date
----                                -------            ------------           --------            ---------------
Jimmie N. Carter                    150,000                15.00%               $1.25             October 10, 2006
Jose A. Auffant                     150,000                15.00%               $1.25             October 10, 2006
Joseph P. Tabback                   150,000                15.00%               $1.25             October 10, 2006
Janet L. Thompson                   100,000                10.00%               $1.25             October 10, 2006

(8) Other Compensation includes $9,000 in housing rental, $1,050 healthcare premium reimbursement, and $28,941 in commuting and temporary living allowances.


Conflicts of interest

         Many of our key personnel are not required to commit full time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating management time among their various business activities. In the course of their other business activities, certain key personnel may become aware of investment and business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

         Each officer and director is, so long as he is an officer or director, subject to the restriction that all opportunities contemplated by our plan of operation that come to his or her attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

                     Description of Corpfin's Capital Stock

Introduction


         Corpfin is authorized to issue 95,000,000 shares of common stock. In addition, we are authorized to issue 35 shares of Series A preferred stock, 2,500,000 shares of Series B preferred stock and 1,000 shares of Series C preferred stock. All shares have a par value of $.001. As of March 31, 2002, there were 19 holders of Corpfin stock.


Preferred stock


         Series A preferred shares have a par value of $.001 and are convertible into common shares at a conversion rate that would equal 4% of the total issued and outstanding common stock at the time of conversion on a fully diluted basis (a ratio of 1 to 47,626 at March 31, 2002. Series A preferred shares have antidilution rights that result in the holders maintaining, collectively, a 4% interest on a common stock equivalency basis.


         Series B preferred shares have a par value of $.001 and are convertible into common shares at a conversion rate of 1 to 1.

         Series C preferred shares have a par value of $.001 and are convertible into common shares at a conversion rate of 1 to 1,000.

         Series A, B and C preferred shares are nonvoting. Series A preferred shares bear no dividend, while Series B and C preferred shares bear dividends at an annual rate of 1% of the subscription price when and if declared by the board of directors and are noncumulative. All preferred shares have liquidation preferences relative to common shares. The holders of each series of preferred shares have the right to convert all, but not less than all, of the shares of each respective series of preferred shares into common stock at any time. All preferred shares automatically convert into common shares concurrent with the effectiveness of a registration statement prepared in connection with an underwritten public offering.

Common stock


         There are 21,064,294 shares of common stock issued and outstanding at March 31, 2002 held by 19 shareholders. This amount includes 700,000 shares that have been earned by eSAFETYWORLD that have been issued to an escrow account over which eSAFETYWORLD has no control. The 700,000 shares will be released from the escrow account to eSAFETYWORLD within 24 hours following the effectiveness of this registration statement. The Distribution itself will have no impact on the number of shares issued and outstanding since it involves the distribution of shares that will already have been issued prior to the Distribution Date.

The holders of Corpfin common stock:

o have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

o are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

o do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

o are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

         On September 28, 2001, an unrelated third party agreed to purchase a total of 96,000 shares of our common stock at a price of $1.25 per share for an aggregate purchase price of $120,000. That investor also received a warrant to purchase up to an additional 96,000 shares of our common stock at a price of $1.25 per share. The warrant expires at the close of business on September 28, 2006. In lieu of exercising this warrant, the holder may from time to time convert the warrant, in whole or in part, into a number of shares determined by dividing (a) the aggregate fair market value of the shares issuable upon exercise of the warrant minus the aggregate warrant price of such shares by (b) the fair market value of one share. If our shares are traded in a public market, the fair market value of the shares shall be the average closing price of the shares reported for the ten business days immediately before holder delivers its Notice of Exercise to us. If the shares are not traded in a public market, our board of directors shall determine fair market value in its reasonable good faith judgment.

         We also have granted options to purchase 1,000,000 shares of our common stock to key executives.

Authorized but unissued capital stock


         Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if Corpfin's common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of Corpfin, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.


         One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors of Corpfin to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Corpfin by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Corpfin's management and possibly deprive the stockholders of opportunities to sell their shares of Corpfin common stock at prices higher than prevailing market prices.

No preemptive rights

         No holder of any class of stock of Corpfin authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of Corpfin of any kind or class.


Indemnification and limitation of liability for directors, officers and shareholders


         The Corpfin Certificate of Incorporation, as amended, provides that Corpfin shall indemnify directors and officers to the fullest extent permitted by the laws of the state of Delaware. The Corpfin Certificate of Incorporation, as amended, also provides that a director of Corpfin shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under Delaware Law as the law exists or may be amended in the future.


         The Series A Preferred Securities Purchase Agreement and the Series B Preferred Securities Purchase Agreement entered into between Corpfin and the buyers of Series A Preferred Stock and Series B Preferred Stock, respectively, provide that Corpfin shall indemnify such buyers and subsequent holders of the purchased stock and their officers, directors, employees and agents from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, including reasonable attorneys' fees and disbursements, incurred by such indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by Corpfin in the purchase agreements, the Series A and Series B Preferred shares or any other certificate, instrument or document contemplated thereby, (b) any breach of any covenant, agreement or obligation of Corpfin contained in the purchase agreements, the Certificate of Designations, or any other certificate, instrument or document contemplated thereby, (c) any cause of action, suit or claim brought or made against such indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the purchase agreements or any other instrument, document or agreement executed pursuant thereto by any of the indemnities, (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Series A or Series B Preferred shares or (e) the status of the buyer or holder of such shares or the underlying conversion shares, as an investor in Corpfin. To the extent that the foregoing undertaking by Corpfin may be unenforceable for any reason, we shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities permissible under Delaware law.

         Corpfin has been advised that, in the opinion of the SEC, these types of indemnification are against public policy as expressed in the Securities Act of 1933 and are, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by it of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, Corpfin will submit the question of whether indemnification by it is against public policy to an appropriate court and will be governed by the final adjudication of the case.

         There is no pending litigation or proceeding involving a director, officer or shareholder as to which indemnification is or may be sought.


Transfer agent

         Standard Registrar & Transfer Company, Inc. has been appointed as the transfer agent and registrar for Corpfin's common stock effective with the Distribution. The transfer agent's address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is 801-571-8844.

             Securities of Certain Beneficial Owners and Management


The following table sets forth information known to us regarding beneficial ownership of Corpfin's common stock at the date of this prospectus by:

o each person known by us to own, directly or beneficially, more than 5% of Corpfin's common stock,

o        each of Corpfin's executive officers and directors, and

o        all of Corpfin's officers and directors as a group.

         Except as otherwise indicated, Corpfin believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, own the shares directly and have sole investment and voting power over the shares.


Name (1)                                     Number of shares (2)                  Percent Held (3)
--------                                    --------------------                   ---------------

-----------------------------------------------------------------------------------------------------------

John C. Canouse (4)                               16,515,156                             69%

-----------------------------------------------------------------------------------------------------------

Jimmy B. Holton                                  266,667 (5)                              1%

-----------------------------------------------------------------------------------------------------------

Jimmie N. Carter                                 130,000 (6)                              1%

-----------------------------------------------------------------------------------------------------------

Jose A. Auffant                                  250,000 (7)                              1%

-----------------------------------------------------------------------------------------------------------

Joseph P. Tabback                                130,000 (8)                              1%

-----------------------------------------------------------------------------------------------------------

Janet L. Thompson                                 33,333 (9)                             (10)

-----------------------------------------------------------------------------------------------------------

The Rearden Trust (4)                             16,435,156                             69%

-----------------------------------------------------------------------------------------------------------

Cache Capital (USA) L.P.                           2,772,796 (11)                        12%

-----------------------------------------------------------------------------------------------------------

Directors and officers as a group
(6 persons) (4)                                   17,325,155                             73%

-----------------------------------------------------------------------------------------------------------

1. The address for all officers and directors is Atlanta Financial Center, 3353 Peachtree Road, NE, Suite 942, Atlanta, GA 30326.

2. Information presented includes shares of common stock issuable upon (i) the conversion of shares of Series A preferred stock, (ii) the conversion of Series C preferred stock and (iii) the exercise of stock options, which have vested or will vest within 60 days of the date of this prospectus.

3. The percentages are computed on a fully diluted basis and will be the same before and after the Distribution.

4. The Rearden Trust is the Canouse Family trust. Its address is 3rd Floor, Murdoch House, South Quay, Douglas, Isle of Man, IM15AS and the executor is City Trust, Ltd. John C. Canouse, our president, chief executive officer and chairman, is a beneficiary of The Rearden Trust and The Four Life Trust, which collectively hold 69.4% of our outstanding common stock on a fully diluted basis. Mr. Canouse may be deemed beneficial owner of these shares.

5. Information presented includes 200,000 shares of common stock and 66,667 shares of common stock which Mr. Holton has the right to acquire upon exercise of stock options.

6. Information presented includes 80,000 shares of common stock and 50,000 shares of common stock which Mr. Carter has the right to acquire upon exercise of stock options.

7. Information presented includes 200,000 shares of common stock and 50,000 shares of common stock which Mr. Auffant has the right to acquire upon exercise of stock options.

8. Information presented includes 80,000 shares of common stock and 50,000 shares of common stock which Mr. Tabback has the right to acquire upon exercise of stock options.

9. Information presented includes 33,333 shares of common stock which Ms. Thompson has the right to acquire upon exercise of stock options.

10.      Ownership percentage is less than 1%.

11. Information presented includes 1,958,400 shares of common stock, 15 shares of Series A preferred stock convertible into 714,396 shares of common stock and 100 shares of Series C preferred stock convertible into 100,000 shares of common stock.


                   Quoting And Trading Of Corpfin Common Stock

         Prior to the date of this document, there has not been any established trading market for Corpfin common stock. Application will be made to quote the shares of Corpfin common stock on the OTCBB under the proposed symbol "CPFN." There can be no assurance as to the prices at which the Corpfin common stock will trade on or after the Distribution date. Until the Corpfin common stock is fully distributed and an orderly market develops, if ever, in the Corpfin common stock, the price at which it trades may fluctuate significantly. Prices for the Corpfin common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of Corpfin common stock, developments affecting the businesses of Corpfin generally, including the impact of the factors referred to in "Risk Factors," investor perception of Corpfin and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

         Shares of Corpfin common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of Corpfin common stock received by persons who may be deemed to be "affiliates" of Corpfin under the Securities Act of 1933. Persons who may be deemed to be affiliates of Corpfin after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Corpfin, and may include senior officers and directors of Corpfin, as well as principal stockholders of Corpfin. Persons who are affiliates of Corpfin following the Distribution will be permitted to sell their shares of Corpfin common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

         If securities are sold for the account of an affiliate, the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of the person deemed an affiliate within the preceding three months, shall not exceed the greater of

o        one percent of the shares or other units of the class outstanding, or

o the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice, or

o the average weekly volume of trading in such securities reported through the consolidated transaction reporting system during the four-week period.

         Corpfin will apply to have its shares of common stock quoted and traded on the OTCBB. At the time of the Distribution of the stock to the eSAFETYWORLD stockholders, it cannot give any assurances as to whether it will be successful in having its shares listed on the OTCBB.

Penny stock restrictions


         Until Corpfin's shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of its securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered.


         SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to Corpfin, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth

o the basis on which the broker or dealer made the suitability determination and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

         Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


         In order to be included and maintain a listing on the NASDAQ SmallCap Market, a company must meet the following requirements:

                 Requirements                             Initial Listing                   Continued Listing
------------------------------------------------ ---------------------------------- ----------------------------------
Net tangible assets(1)                                      $4 million                         $2 million
                                                                Or                                 Or
Market capitalization                                       $50 million                        $35 million
                                                                Or                                 Or
Net income (in latest fiscal year or 2 of last               $750,000                           $500,000
3 fiscal years)
Public float (shares)(2)                                     1 million                           500,000
Market value of public float                                $5 million                         $1 million
Minimum bid price                                               $4                                 $1
Market makers                                                    3                                  2
Shareholders (round lot holders)(3)                             300                                300
Operating history(4)                                          1 year                               N/A
                                                                Or                                 Or
Market capitalization                                       $50 million
Corporate governance                                            Yes                                Yes


---------
(1) For initial or continued listing, a company must satisfy one of the following to be in compliance: the net tangible assets requirement (the term "net tangible assets" means total assets, excluding goodwill, minus total liabilities), the market capitalization requirement or the net income requirement.
(2) Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10% of the total shares outstanding.
(3)  Round lot holders are considered holders of 100 shares or more.
(4) If operating history is less than one year, initial listing requires market capitalization of at least $50 million.


         There are no assurances that Corpfin will ever meet the minimum listing requirements of NASDAQ, or that its common stock will be accepted for quotation on NASDAQ even if it does meet the minimum requirements.


General market risks

         There is no public market for Corpfin's common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of Corpfin's common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Corpfin's proposed trading symbol does not imply that a liquid and active market will be developed or sustained for our common stock.

         The market price for Corpfin's common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which are beyond our control, including the following:

o        actual or anticipated variations in quarterly operating results;

o announcements by Corpfin or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

o        additions or departures of key personnel;

o        sales or issuances of additional shares of common stock; and

o        potential litigation or regulatory matters.

         The market prices of the securities of microcap companies have been especially volatile. Broad market and industry factors may adversely affect the market price of Corpfin's common stock, regardless of Corpfin's actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. A stockholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect Corpfin's stock price.

         The sale or availability for sale of a substantial number of shares of Corpfin's common stock in the public market subsequent to the Distribution, pursuant to Rule 144 under the Securities Act of 1933 or otherwise, could materially adversely affect the market price of the common stock and could impair the company's ability to raise additional capital through the public or private sale of its securities. All of the 17,341,823 shares of common stock currently held by Corpfin's management are "restricted securities," as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act of 1933. The availability of Rule 144 to the holders of Corpfin's restricted securities would be conditioned on, among other factors, the availability of certain public information concerning Corpfin. In addition, there are options to purchase 1,000,000 common shares outstanding under our stock option plan, warrants permitting the holder to purchase 96,000 shares of common stock and our outstanding preferred stock can be converted into an aggregate of 1,652,528 shares of common stock if all preferred shares are converted.

         Corpfin has 95,000,000 authorized shares of common stock. At March 31, 2002, the board of directors, without stockholder approval, could issue up to 73,935,706 shares of common stock upon whatever terms it determines to whomever it determines, including persons or entities that would help its present management.

                                  Underwriting

         This offering is being made pursuant to the provisions of Rule 2720 of the NASD Conduct Rules and is being made by Corpfin, an NASD member firm, of our own common stock. We have retained _____________________, another NASD member firm, to act in the capacity as a qualified independent underwriter, as required by Rule 2720, in conducting due diligence and in pricing the offering, if needed.


                 Certain Relationships and Related Transactions


Consulting arrangements

         On June 1, 2001, Corpfin engaged eSAFETYWORLD to provide Corpfin with strategic planning and management consulting services. The principal services provided involve eSAFETYWORLD assisting us in developing our ability to provide consulting and corporate finance services to clients. Previously, our principal business model involved trying to arrange private placements on the Internet. Corpfin has agreed to pay eSAFETYWORLD an aggregate of 700,000 shares of Corpfin's common stock in compensation for these services. The negotiated value of the services was $200,000 (or $.29 per share). eSAFETYWORLD has no other affiliation or relationship with us. The consulting agreement expired in January 2002, at which time eSAFETYWORLD had no further obligation to perform any services other than to assist us in the completion of this prospectus. The shares have been issued to an escrow account over which eSAFETYWORLD has no control. The shares will be released from the escrow account to eSAFETYWORLD within 24 hours following the effectiveness of this registration statement.


         Jimmy B. Holton, one of our directors, performs consulting services for us relating principally to our business development efforts and programs. We pay Mr. Holton a fee of $160,000 per year for these services. Mr. Holton commenced services in February 2001. We do not have a written agreement with him. The loss of his services would have a material negative impact on our business.

Other

         John C. Canouse, our president, chief executive officer and chairman, is a beneficiary of The Rearden Trust and The Four Life Trust, which collectively hold 69.4% of our outstanding common stock on a fully diluted basis.

         In March 2001, we sold our client database to J.P. Carey Enterprises, Inc. for $80,000. J.P. Carey Enterprises, Inc. is owned and managed by Joseph C. Canouse, who is also a beneficiary of The Rearden Trust and The Four Life Trust, which collectively hold 69.4% of our outstanding common stock on a fully diluted basis. As there was no accounting basis in the asset sold, the transaction resulted in revenue and a gain of $80,000.


         We share the services of several employees with J. P. Carey Enterprises, Inc. and J. P. Carey Securities, Inc., including John C. Canouse, our president, chief executive officer and chairman, Jimmie N. Carter, our executive vice president and chief financial officer, Jose A. Auffant, our executive vice president and secretary, and Janet L. Thompson, our executive vice president and chief compliance officer. Generally, shared employees are compensated exclusively by only one of the companies in order to minimize benefit and payroll tax expense. We monitor the amount of time employees devote to each of the companies and allocate the associated labor costs to each company. If labor costs allocated to one company exceed payments made by that company, we recognize the differential in our financial statements. During the year ended December 31, 2001, having analyzed the labor allocation of eight shared employees, the total net differential was approximately $2,000. This represented less than 1% of the combined payrolls of all companies. A similar analysis was done for the year ended December 31, 2000. For this year, the total net differential was approximately $3,000, which represented less than 1% of the combined payrolls of all companies. J. P. Carey Securities, Inc., like J. P. Carey Enterprises, Inc. is owned and managed by Joseph C. Canouse.

         During the year ended December 31, 2001, we earned certain trading commissions on trades made by employees and family members of affiliated companies totaling $124,945. Of this amount, $2,878 is attributable to John C. Canouse, our chief executive officer, president and chairman, $425 is attributable to Jimmie N. Carter, our executive vice president and chief financial officer, and $2,225 is attributable to Joseph P. Tabback, our executive vice president and trading manager. Retail securities trades executed for these parties are transacted at rates competitive with other comparable broker dealers.
         During 2000, we earned fee income from Lecstar Communication Corporation in the amount of $168,000. John C. Canouse, our president, chief executive officer and chairman is also a director of Lecstar. He currently has an 8.1% beneficial interest in Lecstar Communication Corporation.

         From September 1999 through March 2000, we assumed a sublease, between Eurolink, Inc., as sublessee, and RealEstate.com, Inc., as sublessor, from Eurolink for office space. Eurolink is owned by Joseph C. Canouse, who is also a beneficiary of The Rearden Trust and The Four Life Trust, which collectively hold 69.4% of our outstanding common stock on a fully diluted basis.

                               Selling Stockholder

         This prospectus relates to the resale of 192,000 shares of Corpfin common stock by the selling stockholder, Harbour Nominees, Ltd., a company formed under the laws of the Isle of Man. On September 28, 2001, Harbor Nominees, an unrelated third party, purchased a total of 96,000 shares of our common stock at a price of $1.25 per share for an aggregate purchase price of $120,000. That investor also received a warrant to purchase up to an additional 96,000 shares of our common stock at a price of $1.25 per share. The warrant expires at the close of business on September 28, 2006. In lieu of exercising this warrant, the holder may from time to time convert the warrant, in whole or in part, into a number of shares determined by dividing (a) the aggregate fair market value of the shares issuable upon exercise of the warrant minus the aggregate warrant price of such shares by (b) the fair market value of one share. If our shares are traded in a public market, the fair market value of the shares shall be the average closing price of the shares reported for the ten business days immediately before holder delivers its Notice of Exercise to us. If the shares are not traded in a public market, our board of directors shall determine fair market value in its reasonable good faith judgment.

         The following table provides certain information concerning the resale of shares of common stock by the selling stockholder and assumes that all shares offered by the selling stockholder will be sold. Corpfin will not receive any proceeds from the resale of the common stock by the selling stockholder.

                                                                                   Common Stock
                                                       ---------------------------------------------------------------------
                                                              Beneficially            Number            Beneficially
                                                       Owned Before Offering (2)    to be Sold      Owned After Offering
                                                       ---------------------------  -----------  ---------------------------
Selling Stockholder                                       Number       Percent                      Number       Percent

Harbor Nominees Ltd. (1).................................192,000         0.9%        192,000           --           --
                                                                                                       --           --
                                                                                     -------

     Total...............................................192,000         0.9%        192,000
                                                                                     =======



(1) Harbor Nominees' address is 3rd Floor, Murdoch House, South Quay, Douglas, Isle of Man, IM15AS, and its managing director and control person is Andrew Thomas.

(2)      Includes 96,000 shares underlying an unexercised warrant.

         The selling stockholder may, from time to time, offer any or all of its shares in one or more of the following transactions (which may include block transactions):

o        in the over-the-counter market; o through short sales of shares;

o        in negotiated transactions other than in such markets;

o        by pledge to secure debts and other obligations;

o in connection with the writing of nontraded and exchange-traded put and call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

o        in any combination of any of the above transactions.



         The selling stockholder may sell its shares initially at an offering price of $[ ] per share, or if a trading market develops for shares of our common stock, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholder may sell its shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. The selling stockholder may compensate broker-dealers in the form of usual and customary commissions, discounts or selling concessions. The broker-dealers may also receive compensation in the form of commissions or mark-ups from any purchaser of the shares for whom the broker-dealers act as agent or to whom it sells as a principal.


         The selling stockholder may also resell all or a portion of its shares in open market transactions in reliance on Rule 144 under the Securities Act, as long as it meets the criteria and complies with the requirements of that rule.

         The selling stockholder has advised Corpfin that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares, and Corpfin does not intend to enter into any arrangement with any underwriter or coordinating broker-dealer with respect to sales of the shares by the selling stockholder.

         The selling stockholder and any broker-dealers that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         The selling stockholder will be required to comply with the prospectus delivery requirements of the Securities Act and applicable provisions of and regulations under the Exchange Act that may limit the timing of sales of shares.

         Corpfin is required to pay all costs, expenses and fees incident to the registration of the shares, excluding fees and disbursements of counsel to the selling stockholder, and the selling stockholder is required to pay any brokerage commissions or similar selling expenses incurred by it in connection with the sales of its shares.


         As used in this prospectus, "selling stockholder" includes donees, pledges, transferees or other successors-in-interest who are selling shares they received after the date of this prospectus from a selling stockholder named in this prospectus as a gift, pledge, partnership distribution or other nonsale-related transfer. Upon being notified by a selling stockholder that the selling stockholder has entered into a material arrangement with a broker-dealer for the sale of the selling stockholder's shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file an amendment to this prospectus disclosing the additional or changed material information about the arrangement and the sale of the shares involved. The supplemental prospectus will disclose:

o        the name of each broker or dealer;

o        the number of shares involved;

o        the price at which the shares were or will be sold;

o the commissions paid or to be paid, or discounts or concessions allowed or to be allowed to the broker(s) or dealer(s);

o where applicable, that the broker(s) or dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

o        other facts material to the transaction.


                                  Legal Matters

         Gary B. Wolff, P.C., New York, NY, counsel to Corpfin, has rendered an opinion that the common stock of Corpfin to be distributed to the stockholders of eSAFETYWORLD and to be sold by the selling shareholder is legally issued, fully paid and nonassessable under Delaware law.

                                     Experts

         The financial statements of Corpfin.com, Inc. at December 31, 2001 and for the years ended December 31, 2000 and 2001, appearing in this Registration Statement have been audited by Feldman Sherb & Co., P.C., independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                              Available Information


         Corpfin has filed with the SEC a registration statement on Form SB-2 with respect to the shares of Corpfin common stock to be received by the stockholders of eSAFETYWORLD in the Distribution. This document does not contain all of the information set forth in the registration statement on Form SB-2 and the exhibits thereof, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other documents referred to herein are not necessarily complete. With respect to each such contract, agreement or other documents filed as an exhibit to the registration statement, reference is made to that exhibit and each statement shall be deemed qualified in its entirety by that reference. The registration statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the SEC as follows:

o at the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;


o by writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

         and

o from the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy documents and other information regarding issuers that file electronically with the SEC.

Reports of Corpfin

         After the Distribution, Corpfin will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, to file reports, proxy statements and other information with the SEC.

         After the Distribution, the reports, proxy statements and other information may be inspected and copied at the public reference facilities of the SEC listed above and obtained by mail from the SEC as described above.

         Additionally, Corpfin will be required to provide annual reports, containing audited financial statements, to its stockholders in connection with its annual meetings of stockholders.


         Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

         Ernst & Young LLP, referred to herein as E&Y, was the independent auditor for us from our inception in April 1999 through December 31, 2000. For that period, the financial statements did not contain an adverse opinion or disclaimer of opinion, or an opinion that was modified as to uncertainty, audit scope, or accounting principles, nor were there any disagreements between E&Y and us. In January 2002, prior to the audit of the financial statements for the year ended December 31, 2001, E&Y resigned from the engagement. We accepted the resignation without protest. There were no disagreements between E&Y and us on any matter including the pending audit of the 2001 financial statements that contributed to or in any way prompted the resignation. Our board of directors took no action on the resignation of

E&Y. In January 2002, we engaged Feldman, Sherb & Co., P.C. to serve as our independent auditors. The appointment of Feldman Sherb was ratified by our board of directors. Feldman Sherb performed the audit for the year ended December 31, 2001 and certified the financial statements. Feldman Sherb also re-audited the financial statements for the year ended December 31, 2000, which had previously been certified by E&Y, re-certifying the financial statements with no changes.

Index to Financial Statements

                                                                            Page
                                                                            ----
AUDITED FINANCIAL STATEMENTS:


Report of Independent Auditors ............................................  F-2
Balance Sheet .............................................................  F-3
Statements of Operations ..................................................  F-4
Statements of Shareholders' Equity ........................................  F-5
Statements of Cash Flows ..................................................  F-6
Notes to Financial Statements .............................................  F-7

                         Report of Independent Auditors


The Shareholders
Corpfin.com, Inc.

We have audited the accompanying balance sheet of Corpfin.com, Inc. as of December 31, 2001, and the related statements of operations, changes in shareholders' equity, and cash flows for the years ended December 31, 2000 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corpfin.com, Inc. at December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2000 and 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Corpfin.com, Inc. will continue as a going concern. As more fully described in
Note 1, the Company has incurred recurring operating losses and will have to obtain additional capital to sustain operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                            /s/Feldman Sherb & Co., P.C.
                                            Feldman Sherb & Co., P.C.
                                            Certified Public Accountants

February 7, 2002
New York, New York

                                Corpfin.com, Inc.
                                  Balance Sheet
                                December 31, 2001

Assets

Current assets:
Cash ...................................................................  $   104,682
Restricted cash ........................................................       35,000
Advances to employees ..................................................       22,395
Accounts receivable ....................................................        2,900
Prepaid insurance ......................................................        5,500
                                                                          -----------
Total current assets ...................................................      170,477

Furniture and equipment, net ...........................................       14,501
Capitalized software, net ..............................................       15,092
Other assets ...........................................................       48,210
                                                                          -----------

Total assets ...........................................................  $   248,280
                                                                          ===========

Liabilities and shareholders' equity

Current  liabilities:
    Accounts payable and accrued expenses ..............................  $     8,079
                                                                          -----------
Total  current liabilities .............................................        8,079

Shareholders' equity:
    Convertible preferred stock, Series A, $.001 par value; 35 shares
        authorized, 20 issued and outstanding ..........................            -
    Convertible preferred stock, Series B, $.001 par value;

        2,500,000 shares authorized, 600,000 issued and outstanding ....        1,500
    Convertible preferred stock, Series C, $.001 par value; 1,000
        shares authorized, 100 issued and outstanding ..................            -
    Common stock, $.001 par value; 95,000,000 share authorized,

        20,924,294 issued and outstanding ..............................       20,924
    Additional paid-in capital .........................................    3,201,125
    Accumulated deficit ................................................   (2,983,348)
                                                                          -----------
Total shareholders' equity .............................................      240,201
                                                                          -----------
Total liabilities and shareholders' equity .............................  $   248,280
                                                                          ===========

                 See accompanying notes to financial statements

                                Corpfin.com, Inc
                            Statements of Operations

                                                                    Year Ended December 31,
                                                                      2000           2001
                                                                  -------------  ------------
Revenues:
     Fee income and commission
     (Related party transactions 2000 - $168,000; 2001 $124,945)  $    478,336   $    168,032

     Other income (related party transactions 2001 - $80,000) ..             -        101,933

     Interest income ...........................................           390          3,605
                                                                  ------------   ------------
Total revenue ..................................................       478,726        273,570
                                                                  ------------   ------------

Expenses:
     Compensation and benefits .................................       679,515        596,973
     Advertising expense .......................................       364,069          6,201
     Depreciation and amortization .............................       144,448        142,452
     Communication .............................................        33,856         36,221
     Occupancy and equipment ...................................         4,516          1,516
     Insurance .................................................        24,046         15,646
     Other .....................................................        20,765         15,998
     Rent ......................................................        98,342         89,854
     Professional fees .........................................        86,804        285,939
     Licenses and registrations ................................        47,850         30,531
     Travel and entertainment ..................................        87,460         28,217
     Data processing ...........................................        28,398         30,237
                                                                  ------------   ------------
Total expenses .................................................     1,620,069      1,279,785
                                                                  ------------   ------------

Net loss .......................................................  $ (1,141,343)  $ (1,006,215)
                                                                  ============   ============

Net loss per share - basic and diluted .........................  $      (0.06)  $      (0.05)
                                                                  ============   ============

Weighted average number of common shares outstanding
     - basic and diluted .......................................    19,442,434     19,789,165
                                                                  ============   ============

                 See accompanying notes to financial statements.

                                Corpfin.com, Inc.
                            Statements of Cash Flows

                                                                  Year Ended December 31,
                                                                 --------------------------
                                                                      2000         2001
Operating activities:

Net loss ......................................................  $(1,141,343)  $(1,006,215)
Adjustments to reconcile net loss to net cash used in

      operating activities:
         Depreciation and amortization ........................      144,448       142,452
         Stock received for services ..........................            -       (17,500)
         Trading losses on stock received for services ........            -        14,392
         Common stock issued for services .....................            -       320,000
         Changes in operating assets and liabilities:
            Accounts receivable - commissions .................            -        (2,900)
            Advances ..........................................            -       (22,395)
            Other assets ......................................      (78,599)       21,285
            Accounts payable and accrued expenses .............       68,845       (75,797)
                                                                 -----------   -----------
Net cash used in operating activities .........................   (1,006,649)     (626,678)
                                                                 -----------   -----------

Investing activities:
Software development costs ....................................     (144,364)            -
Purchases of furniture and equipment ..........................      (21,213)            -
Proceeds from sale of marketable securities ...................            -         3,108
Notes receivable from affiliate ...............................      (45,000)       45,000
                                                                 -----------   -----------
Net cash used in investing activities .........................     (210,577)       48,108
                                                                 -----------   -----------

Financing activities:
Proceeds from the sale of common stock ........................      100,000       370,000
Proceeds from the sale of preferred stock .....................      750,000             -
Restricted cash ...............................................      (35,000)            -
Capital contributions .........................................            -        80,000
Net cash provided by financing activities .....................      815,000       450,000
                                                                 -----------   -----------
Decrease in cash ..............................................     (402,226)     (128,570)
Cash, beginning of year .......................................      635,478       233,252
                                                                 -----------   -----------
Cash, end of year .............................................  $   233,252       104,682
                                                                 ===========   ===========

Supplemental disclosure of cash flow information:
    Cash paid for interest and taxes ..........................  $         -             -
                                                                 ===========   ===========
      Noncash capital contributions ...........................  $    52,466             -
                                                                 ===========   ===========

                 See accompanying notes to financial statements

                                Corpfin.com, Inc.
                          Notes to Financial Statements

                           December 31, 2000 and 2001

1.   Business and Basis of Presentation

Corpfin.com, Inc. (the "Company") is a registered broker/dealer providing public companies with an opportunity to raise capital through the sale of equity positions in the private market. The Company was organized to perform the transactions via the Internet, with the Company essentially introducing the buyer (investor) to the seller (client). The Company would earn a flat fee of 4% of the funds raised by the seller. The Company would not clear, transfer or hold any securities. The transfer of any securities sold would be arranged between the buyer and the seller. In February 2001 the Company shifted its strategy to more traditional methods of identifying potential sellers and buyers of securities, relying less on utilization of the Internet. This strategy involved more research, more personal contact with potential sellers, and more referrals through other firms and individuals in the securities business. The Company is registered with the Securities and Exchange Commission as a broker/dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The Company was formed on April 26, 1999.

Basis of Presentation

Since its inception in 1999, the Company has incurred significant operating losses. The Company has limited assets on hand and will be unable to sustain operations for a prolonged period of time. The Company will have to obtain additional capital or generate additional revenue in order to continue operations. In December 2001, the Company filed a registration statement with the Securities and Exchange Commission to register 892,000 shares of its common stock and intends to apply to have its common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") market under the symbol "CPFN" The registration statement is currently in the comment period of the registration process. The Company will not realize proceeds from any of the shares covered in the Registration Statement. When the registration process is completed, the Company's management has indicated it will seek additional to raise capital through the sale of securities. However, the Company's management has indicated that if it is unable to successfully register its securities with the Securities and Exchange Commission and it is unable to generate additional revenue in the near future, the Company may cease operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                Corpfin.com, Inc.
                    Notes to Financial Statements (continued)

2.   Significant Accounting Policies

Use of Estimates

Management is required to make estimates and assumptions during the preparation of financial statements in conformity with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. They also affect the reported amounts of net income or loss during the period. Actual results could differ from these estimates and assumptions.

Revenue Recognition

Individual security transactions and the related commission income are recorded on a trade date basis. Revenue from consulting services and other income producing activities are recognized as the services are performed.

Restricted Cash

The Company is required to keep a $35,000 deposit with a clearing broker. This restricted cash has been segregated on the balance sheet.

Property and Depreciation

Office equipment is carried at cost and depreciated using accelerated and straight-line methods over their estimated useful lives of three to five years.

Capitalized Software

Costs associated with the development and maintenance of the website are accounted for in accordance with the AICPA Statement of Position 98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use". Costs totaling $226,564 were capitalized through the years ended December 31, 2000 and 2001, respectively. Such costs are being amortized on a straight-line basis over a period of two years. Accumulated amortization at December 31, 2000 and 2001 was $106,220 and $211,472.

Impairment of Long-Lived Assets

The Company evaluates the recoverability and carrying value of its long-lived assets at each balance sheet date, based on guidance issued in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Among other factors considered in such evaluation is the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends. Accordingly, the Company believes that there has been no impairment of its long-lived assets as of December 31, 2001.

                                Corpfin.com, Inc.
                    Notes to Financial Statements (continued)

2.   Significant Accounting Policies (continued)

Advertising Costs

Advertising costs are expensed as incurred in accordance with AICPA Statement of Position 93-7 "Reporting on Advertising Costs."

Income Taxes

The Company has incurred an operating loss of $1,141,343 and $1,006,215 during the years ended December 31, 2000 and 2001 and has no state or federal income tax obligation.

The Company has no significant deferred tax effects from temporary differences that give rise to deferred tax assets and deferred tax liabilities for the year ended December 31, 2001 other than net operating loss carryforwards. The Company has net operating loss carryforwards of approximately $3,000,000 at December 31, 2001, which will expire in years beginning in 2019. No tax benefit has been recorded related to the net operating loss, as a full valuation allowance has been recorded against the approximate net deferred tax asset of $1,200,000 related to these carryforwards.

Liabilities Subordinated to the Claims of General Creditors

At December 31, 2000 and 2001 and during the year then ended, the Company had no liabilities subordinated to the claims of general creditors.

Earnings per share

The Company has adopted SFAS, No. 128, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the per share amount that would have resulted if dilutive common stock had been converted to common stock, as prescribed by SFAS No. 128.

Stock Based Compensation

The Company accounts for stock transactions in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees." In accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting For Stock-Based Compensation," the Company adopted the pro forma disclosure requirements of SFAS 123.

                                Corpfin.com, Inc.
                    Notes to Financial Statements (continued)

2.       Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the non-amortization provisions of the Statement is not expected to have a material effect on the Company's financial position or operations. In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses significant issues relating to the implementation of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and develops a single accounting method under which long-lived assets that are to be disposed of by sale are measured at the lower of book value or fair value less cost to sell. Additionally, SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and its provisions are to be applied prospectively. We are currently assessing the impact of SFAS No. 144 on our financial position and results of operations.

3.       Property and Equipment

At December 31, 2001 property and equipment consisted of the following:

                                           Useful Life
                                        ------------------
         Furniture ..............            5 Years            $ 1,829
         Telephone equipment ....            5 Years             19,990
         Computer equipment .....            3 Years             68,150
                                                                -------
                                                                 89,969
         Accumulated depreciation                                75,468
                                                                -------
                                                                $14,501
                                                                =======

                                Corpfin.com, Inc.
                    Notes to Financial Statements (continued)

4.       Shareholders' Equity

The outstanding capital stock of the Company consists of common stock and three classes of convertible preferred stock. Series A Preferred Shares have a par value of $.001 and are convertible into common shares at a conversion rate that would equal 4% of the total issued and outstanding common stock at the time of conversion on a fully diluted basis. Series C Preferred Shares have a par value of $.001 and are convertible into common shares at a conversion rate of 1 to 1000. Series A Preferred Shares have antidilution rights that result in the holders maintaining, collectively, a 4% interest in the Company on a common stock equivalency basis. The Company has given effect to these antidilution rights but the stated shares have not been issued. Series B Preferred Shares have a par value of $.001 and are convertible into common shares at a conversion rate of 1 to 1. Series A, B and C Preferred Shares are nonvoting. Series A Preferred Shares bear no dividend, while Series B and C Preferred Shares bear dividends at an annual rate of 1% of the subscription price when and if declared by the Board of Directors. All Preferred Shares have liquidation preferences relative to common shares. The holders of each series of preferred shares have the right to convert all, but not less than all, of the shares of each respective series of preferred shares into common stock at any time. All preferred shares automatically convert into common shares concurrent with the effectiveness of a registration statement prepared in connection with an underwritten public offering.

On June 1, 2001, the Company engaged eSAFETYWORLD to provide the Company with strategic planning and management consulting services as well as administrative support services. The Company has agreed to issue eSAFETYWORLD 700,000 shares of the Company's common stock in compensation for these services. As of December 31, 2001, 560,000 shares have been issued to and deposited in an escrow account in connection with services rendered by eSAFETYWORLD; compensation expense of $160,000 has been recorded to reflect these issuances. The Company valued these services at the fair value of the services rendered.
During the year ended December 31, 2001, the Company sold 200,000 shares of its common stock to an affiliate for $250,000. On September 28, 2001, an unrelated third party purchased a total of 96,000 shares of the Company's common stock at a price of $1.25 per share for an aggregate purchase price of $120,000. That investor also received a warrant to purchase up to an additional 96,000 shares of the Company's common stock at a price of $1.25 per share. The warrant expires at the close of business on September 28, 2006. In lieu of exercising this warrant, the holder may from time to time convert the warrant, in whole or in part, into a number of shares determined by dividing (a) the aggregate fair market value of the shares issuable upon exercise of the warrant minus the aggregate warrant price of such shares by (b) the fair market value of one share. If the Company's shares are traded in a public market, the fair market value of the shares shall be the average closing price of the shares reported for the ten business days immediately before holder delivers

                                Corpfin.com, Inc.
                    Notes to Financial Statements (continued)

4.  Shareholders' Equity (continued)

its Notice of Exercise to the Company. If the shares are not traded in a public market, the Company's board of directors shall determine fair market value in its reasonable good faith judgment.

On October 10, 2001, the Company adopted the Corpfin, Inc. 2001 Stock Option Plan (the 'Plan'), which expires in 2011 and enables it to grant incentive stock options and nonqualified stock options for up to an aggregate of 7,500,000 shares of its common stock. Incentive stock options granted under the Plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more shareholders). Other options may be granted on terms determined by the board of directors or a committee of the board of directors.

The Company granted options for 1,000,000 shares of common stock on October 10, 2001. These options are exercisable at $1.25, and have been adjusted for stock splits, and vest 33% on May 1, 2002 and on each of the two anniversary dates thereafter.

During the year the Company issued 560,000 shares of its common stock to members of its management and consultants. The Company valued these shares at approximately $0.57 per share and recorded compensation of $320,000.

During 2001, the Company received $80,000 in capital contributions from founding shareholders.

5. Related Party Transactions During the first three months of

2000, the Company leased space under a lease agreement between an affiliate and an unrelated third party. The Company paid $ 11,856 to an affiliate for the first three months of 2000. During 2000, the Company shared the services of employees with affiliated entities. The Company compensates its employees based on their percentage of service to the Company. For the year ended December 31, 2000, the Company earned certain trading commissions from employees and family members of affiliated companies totaling $10,334. Also during the year ended December 31, 2000, the Company earned fee income from an affiliate for $168,000.

During the year ended December 31, 2001, the Company earned trading commissions from employees and family members of affiliated companies totaling $124,945. During the year ended December 31, 2001, the Company sold its client database to an affiliate for $80,000. As there was no accounting basis in the asset sold, the transaction resulted in revenue and a gain of $80,000.

                                Corpfin.com, Inc.
                    Notes to Financial Statements (continued)

6.   Net Capital Requirements

As a registered broker-dealer, Corpfin.com, Inc. is subject to the requirements of the Uniform Net Capital Rule 15c3-1 ("the Net Capital Rule") of the Securities and Exchange Act of 1934. The basic concept of the rule is liquidity, its object being to require a member firm to have at all times sufficient liquid assets to cover its current indebtedness. Specifically, the rule prohibits a broker-dealer from permitting its "aggregate indebtedness" to exceed fifteen times its "net capital" as those terms are defined. The Company is required to maintain minimum net capital of 6 2/3% of aggregate indebtedness or $100,000, whichever is greater. On December 31, 2001, Corpfin.com, Inc. had aggregate indebtedness of $8,079 and its net capital, as defined, was $134,502, which exceeded requirements by $34,503.

7.   Commitments and Contingencies

The Company maintains no inventory of securities. When securities are purchased, the Company relies on a clearing agent or recognized financial institution to safekeep the securities and clear transactions.

In accordance with industry practice, customers and other dealers are not required to deliver cash or securities pursuant to securities transactions until settlement date. The Company is not exposed to risk of loss, other than the loss of commission income, should any counterparty to a securities transaction fail to fulfill his contractual obligation.

8.   Operating Lease

During April 2000, the Company entered into a noncancelable lease agreement with a third party for office space.

Future minimum lease payments at December 31, 2001 were:

               2002                                     $ 84,071
               2003                                       64,788
                                                        --------
               Future minimum lease payments            $148,859
                                                        ========

Rental expense for the year ended December 31, 2000 and 2001 was $98,342 and $89,854, respectively.

                                Corpfin.com, Inc.
                    Notes to Financial Statements (continued)

9. Correction of an Error

Subsequent to the issuance of the Company's audited financial statements for the year ended December 31, 2000, the Company discovered an error in its stock records. This error resulted in an understatement of the number of Preferred B shares issued as of December 31, 1999. The audited financial statements have been revised to reflect an additional 250,000 issued shares of Preferred B. This error impacted only the number of shares of preferred stock reported as outstanding and the allocation of proceeds between par value and additional paid-in capital. There was no change in total shareholders' equity or the results of operation.

10. Subsequent Event

On February 7, 2002, the Company's board of directors authorized a 1-for-2.5 reverse stock split of the Company's $.001 par value common stock. All references in the accompanying financial statements and notes, to the number of common shares and per-share amounts, have been restated to give effect to the reverse stock split.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

                      SEC filing fee .......      $   294
                      Accounting fees ......       25,000
                      Legal and professional        7,500
                      Other ................        2,500
                                                  -------
                      Total ................      $35,294


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the three years preceding the filing of this registration statement, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:


         1. In April 1999, 19,000,000 shares of Common Stock were issued and sold for $111,111 in gross proceeds to four founders, 400,000 shares of Common Stock were issued and sold to Promethean Strategic Advisors for services in connection with our formation, and 15 shares of Series A Preferred Stock were issued and sold to one individual for services relating to an employment contract. The services were valued at $2,000 and $3,000, respectively.

         2. In August 1999, five shares of Series A Preferred Stock were issued and sold for $500,000 in gross proceeds to one accredited investor.


         3. In November and December 1999, 400,000 shares of Series B Preferred Stock were issued and sold for $799,970 in gross proceeds to two accredited investors.

         4. In January 2000, 200,000 shares of Series B Preferred Stock were issued and sold for $500,000 in gross proceeds to one accredited investor. In 2000, 80,000 shares of Common Stock were issued and sold for $100,000 in gross proceeds to an accredited investor, and 28,294 shares of common stock were issued for services valued at $35,367 to another accredited investor. In November 2000, 100 shares of Series C Preferred Stock were issued and sold for $250,000 in gross proceeds to one accredited investor.

         5. In 2001, 296,000 shares of Common Stock were issued and sold for $370,000 in gross proceeds to two accredited investors. One such investor also received a warrant to purchase up to an additional 96,000 shares of the Company's Common Stock at a price of $1.25 per share. The warrant expires at the close of business on September 28, 2006. In lieu of exercising this warrant, the holder may from time to time convert the warrant, in whole or in part, into a number of shares determined by dividing (a) the aggregate fair market value of the shares issuable upon exercise of the warrant minus the aggregate warrant price of such shares by (b) the fair market value of one share. If the Company's shares are traded in a public market, the fair market value of the shares shall be the average closing price of the shares reported for the ten business days immediately before holder delivers its Notice of Exercise to the Company. If the shares are not traded in a public market, the Company's board of directors shall determine fair market value in its reasonable good faith judgment.

         6. On October 10, 2001 options were granted to eight employees pursuant to the Registrant's Stock Option Plan to purchase a total of 1,000,000 shares of common stock. One third of the options vest on May 1, 2002 with one third vesting on May 1, 2003 and one third vesting on May 1, 2004. The exercise price is $1.25 per share of common stock. The Company also issued 560,000 shares of Common Stock to key employees and recognized expense of $160,000.

         7. From September 2001 through December 2001, 560,000 of a total of 700,000 shares of Common Stock were issued in consideration for services valued at $160,000. In January 2002, the remaining 140,000 shares of Common Stock valued at $40,000 were issued.


         Each transaction with Registrant was negotiated in face-to-face discussions between executives of Registrant and each investor. Registrant provided each such investor with business and financial information. Each such investor had the opportunity to ask questions of and receive answers from executive officers of Registrant and was provided with access to Registrant's documents and records in order to verify the information provided. Because of sophistication, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Registrant. Each purchaser confirmed in writing that the securities were being acquired for investment and that the certificates evidencing the securities would bear a restrictive legend; such certificates do bear a restrictive legend. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid.

         The foregoing issuances and sales of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

         On February 7, 2002, Registrant effected a 1-for-2 1/2 stock split of its issued and outstanding common stock, which decreased its issued and outstanding shares from 52,660,735 shares to 21,064,294 shares, without the payment of any commission or other remuneration, in reliance on the exemption from registration provided in section 3(a)(9) under the Securities Act of 1933, as amended. All previous references to the number of shares of common stock give retroactive effect to the reverse stock split, unless otherwise specified.

ITEM 27. EXHIBITS.

      3.1  Amended Articles of Incorporation**
      3.2 By-Laws*
      4.1 Specimen of Certificate of Common Stock*
      5.1 Opinion of Gary B. Wolff, P.C.**
     10.1  Clearing agreement*
     10.2  Stock option plan*
     10.3  Lease for Office*
     10.4  Consulting agreement - eSAFETYWORLD, Inc.*
     10.5  First Amendment to Consulting Agreement with eSAFETYWORLD, Inc.*
     10.6  Form of Series A Preferred Stock Purchase Agreement*
     10.7  Form of Series B Preferred Stock Purchase Agreement*
     10.8  Series C Preferred Stock Subscription Agreement*
     10.9  Warrant Agreement*
     23.1  Consent of Feldman Sherb & Co., P.C.**
     23.2  Consent of Gary B. Wolff, P.C. (included in exhibit 5.1)**

     *   Previously filed
     **  Filed with this Amendment


The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28. UNDERTAKINGS.

         Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission hereto before or hereafter duly adopted pursuant to authority conferred in that section.

         The Registrant further undertakes:

         (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against `public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, State of Georgia, on the 13th day of May, 2002.



                         Corpfin.com, Inc.

                      By /s/ John C. Canouse
                         ------------------------------------
                         John C. Canouse, Chief Executive Officer and Chairman

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                           TITLE                              DATE
---------                           -----                            ---------


/s/ Jimmy B. Holton                Director                         May 13, 2002

--------------------------------
Jimmy B. Holton


/s/ Jose A. Auffant                Director                         May 13, 2002

-------------------------------
Jose A. Auffant



/s/ Jimmie N. Carter               CFO                              May 13, 2002

-------------------------------
Jimmie N. Carter



/s/ Joseph P. Tabback              Director                         May 13, 2002
-------------------------------
Joseph P. Tabback


/s/ Janet L. Thompson              Director                         May 13, 2002
-------------------------------
Janet L. Thompson

                                   EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                CORP-FIN,COM,INC.
                                    ARTICLE I
         The name of the corporation is Corp-Fin.Com, Inc.
                                   ARTICLE 11
         The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.
                                   ARTICLE III
         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
                                   ARTICLE IV
         The total number of shares of all classes of stock which the corporation has the authority to issue is One Hundred Million (100,000,000) shares, consisting of two classes: Ninety-Five million (95,000,000) shares of Common Stock, $0.001 par value per share, and Five Million (5,000,000) shares of Preferred Stock, $0.001 par value per share.
         The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, power, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a Certificate or Certificates establishing a series of Preferred Stock.
         Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to forgoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

                                    ARTICLE V

         The Board of Directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

                                   ARTICLE VI

         A. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

         B. The directors, other than those who may be elected by the holders of Preferred Stock under specified circumstances, shall be divided into three classes with the term of office of the first class (Class I) to expire at the annual meaning of the stockholders held in 2000; the term of office of the second class (Class II) to expire at the annual meeting of stockholders held in 2001; the term of office of the third class (Class III) to expire at the annual meeting of stockholders held in 2002; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

         C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause may be filled (a) by the stockholders at any meeting, (b) by a majority of the directors, although less than a quorum, or (c) by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         D. Any action required or permitted to be taken by the stockholders of the corporation may be effected by any consent in writing by such stockholders.

         E. Special meetings of stockholders of the corporation may be called only by either the Board of Directors pursuant to resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairman of the Board or the Chief Executive Officer.

                                   ARTICLE VII

         A. To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further collection or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited with the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         B. To the fullest extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholder, and others.

         C. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

         IN WITNESS WHEREOF this Certificate of Incorporation of Corp-Fin.com, Inc. has been signed and attested as of this 26th day of April, 1999.

                               Corp-Fin.Com, Inc.

                           By: /s/ John C Canouse

                               John C. Canouse
                               President and Chief Executive Officer

ATTEST:
/s/ Janet Muller

Name:    Janet Muller
Title:   Chief Compliance Office

                            CERTIFICATE OF CORRECTION
                                       OF
                               CORP-FIN.COM, INC.

              Pursuant to Section 103(f) of Title 8 of the Delaware
                            Code of 1953, as amended

         I, the undersigned, being the only Incorporator of Corp-Fin.Com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HERE BY CERTIFY:

         RESOLVED, that no incorporator was set forth in the Certificate of Incorporation of Corp-Fin.Com, Inc., and that the Certificate of Incorporation was incorrectly executed by an officer of the Corporation.

         RESOLVED, that an Article VIII should be added to correct this error a follows:
                                  ARTICLE VIII

         The name and address of the incorporator is Raymond L. Moss, Esq., Sims Moss Kline & Davis LLP, 400 Northpark Town Center, Suite 310, 1000 Abernathy Road, N.E., Atlanta, Georgia 30328.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of April A.D. 1999.

                                           /s/ Raymond L. Moss

                                               Raymond L. Moss
                                               Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CORP-FIN.COM, INC.

               Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware

         The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify and set forth as follows:

         FIRST:   The name of the corporation is Corp-Fin.Com, Inc.

         SECOND: The amendment to the Certificate of Incorporation to be effected hereby is as follows: Article I of the Certificate of Incorporation, relating to the name of the corporation is amended to read as follows: Article I The name of the corporation is Corpfin.com, Inc.

         THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: The capital of the corporation will not be reduced under or by reason of this amendment.

         IN WITNESS WHEREOF, I have here unto set my hand and seal this 5th day of August A.D., 1999.

                               /s/ John C Canouse

                                   John C. Canouse
                                   President and Chief Executive Officer

ATTEST :
/s/ Janet Muller
Name:    Janet Muller
Title:   Chief Compliance Officer

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CORPFIN.COM, INC.

         Corpfin.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

         FIRST: The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with Section 242 of the Delaware General Corporation Law and has been consented to in writing by a majority of the stockholders in accordance with Section 228 of the Delaware General Corporation Law. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the first paragraph of Article IV thereof so that, as amended, the first paragraph of Article IV shall be and read as follows:

         The total number of shares of all classes of stock which the corporation has the authority to issue is One Hundred Million (100,000,000) shares, consisting of two classes: Ninety-Five Million (95,000,000) shares of Common Stock, $0.001 par value per share, and Five Million (5,000,000) shares of Preferred Stock, $0.001 par value per share. Upon the effective date of the amendment of this Article IV, each outstanding share of Series B Preferred Stock, Series C Preferred Stock and Common Stock as of that date shall be split and converted into 1/2.5 of a share, without any action necessary on the part of the stockholders.

         SECOND: That thereafter, pursuant to resolution of the Corporation's Board of Directors, the amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon by written consent in lieu of a meeting, in accordance with
Section 228 of the Delaware General Corporation Law.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the Corporation shall transfer the excess of the stated capital account over an amount equal to $0.001 per share for each share of Series B Preferred Stock, Series C Preferred Stock and Common Stock then outstanding, to the Corporation's capital surplus account, in accordance with
Section 244(a)(4) of the Delaware General Corporation Law.


                            [signature page follows]

         IN WITNESS THEREOF, Corpfin.com, Inc. has caused this certificate to be signed by the President and Chief Executive Officer, John C. Canouse, this 7th day of February 2002.


                                      By:  /s/ John C. Canouse
                                           --------------------------------
                                           John C. Canouse
                                           President and Chief Executive Officer

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                   AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                CORPFIN.COM, INC.

         Corpfin.Com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly held, adopted resolutions (i) authorizing a series of the Corporation's authorized preferred stock, $.001 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 35 shares of Series A Convertible Preferred Stock of the Corporation, as follows:

                  RESOLVED, that the Corporation is authorized to issue 35 shares of Series A Convertible Preferred Stock (the "Preferred Stock"), $.001 par value per share, which shall have the following powers, designations, preferences and other special rights:

         1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

         Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

         Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 4(c) below.

         Conversion Percentage. The term "Conversion Percentage" shall mean the number of shares deliverable upon conversion of a share of Preferred Stock which would equal one-tenth of one percent of the total issued and outstanding Common Stock at the time of conversion on a fully diluted basis. The Conversion Percentage shall be non-dilutable until conversion pursuant to subparagraph 4 below. Following conversion, pursuant to paragraph 4, the holder of such Common Stock shall have no dilution protection.

         Dividend Junior Stock. The term "Dividend Junior Stock" shall mean the Common Stock and any class or series of stock that is designated after the filing date of this Certificate of Rights, Designations and Preferences (the "Filing Date") pursuant to the provisions of the Certificate of Incorporation if the holders of the Preferred Stock are entitled to the receipt of dividends in preference or priority to the holders of shares of such stock.

         Dividend Senior Stock. The term "Dividend Senior Stock" shall mean any class or series of stock that is designated after the Filing Date pursuant to the provisions of the Certificate of Incorporation if the holders of such stock are entitled to the receipt of dividends in preference or priority to the holders of the Preferred Stock.

         Issue Date. The term "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

         Liquidation Junior Stock. The term "Liquidation Junior Stock" shall mean the Common Stock and any class of series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock are entitled to receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in preference or priority to the holders of shares of such stock.

         Liquidation Parity Stock. The term "Liquidation Parity Stock" shall mean any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock and the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices without preference or priority of one over the other.

         Liquidation Senior Stock. The term "Liquidation Senior Stock" shall mean the Preferred Stock and any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices in preference or priority to the holders of the Preferred Stock.

         2. Dividends. The Preferred Shares shall not bear any dividends.

         3. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Liquidation Senior Stock, but before any distribution or payment shall be made to the holders of Liquidation Junior Stock, the holders of the Preferred Stock shall be entitled to be paid the aggregate Subscription Price of all outstanding shares of Preferred Stock as of the date of such liquidation or dissolution or such other winding up, and no more, in cash or in property taken at its fair value as reasonably determined by the Board of Directors, or both, at the election of the Board of Directors. As used herein "Subscription Price" shall mean $100,000.

However, any shares issued in exchange for services rendered rather than cash shall have a subscription price of $1,000 per share. If such payment shall have been made in full to the holders of the Preferred Stock, and if payment shall have been made in full to the holders of any Liquidation Senior Stock and Liquidation Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Liquidation Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Preferred Stock and of any Liquidation Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Liquidation Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Preferred Stock and of any Liquidation Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

         4. Conversion Rights. The Preferred Stock shall be convertible into Common Stock as follows:

                  (a) Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 4, the holder of any shares of Preferred Stock shall have the right at such holder's option, at any time to convert all, but no less than all, of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock in an amount equal to the Conversion Percentage in effect on the Conversion Date upon the terms hereinafter set forth.

                  (b) Automatic Conversion. Each outstanding share of Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of Common Stock in an amount equal to the Conversion Percentage then in effect upon the closing of an underwritten public ofering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Common Stock with aggregate proceeds to the Company of at least $10 million (the "IPO"). The holder of any such Common Stock resulting from any such conversions agrees not to sell or otherwise dispose of any securities of the Corporation for a period of up to 365 days following the effective date of the registration statement for the initial public offering (up to 180 days for follow-on offerings) if so required by the underwriters of such offering.


                  (c) Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in subparagraph 4(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted.

         Upon the occurrence of the event specified in subparagraph 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made or on the date of the occurrence of the event specified in subparagraph 4(b), as the case may be, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to subparagraph 4(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(d). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date.

                  (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price. Current Market Price per share of Common Stock shall be deemed to be the fair value as determined in good faith by the Board of Directors, irrespective of any accounting treatment.

                  (e)      Conversion Adjustments.

                           (i) Consolidation, Merger, Sale, Lease or Conveyance.
                  In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of substantially the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common

                  Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock.

                           (ii) Rounding of Calculations, Minimum Adjustment.
                  All calculations under this subparagraph (e) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be.

                  (f) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

                  (g) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

                  (h) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

                  (i) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the shares to be issued at less than the par value, if any, of the Common Stock).

                  (j) Surrender of Certificates. In the event that any holder of Preferred Stock, having become obligated hereunder to surrender the certificates evidencing shares of Preferred Stock as a result of their conversion to Common Stock hereunder, shall fail to deliver such certificates, the Corporation may, at its option, in addition to all other remedies it may have, (i) cancel on its books the certificate or certificates representing the shares of Preferred Stock so converted, and (ii) send to such holder by registered mail, return receipt requested, the certificate or certificates for the Common Stock into which such Preferred Stock shall have been so converted.

         5. Voting Rights.

                  (a) The holders of shares of Preferred Stock shall not be entitled to vote upon any matters upon which holders of the Common Stock have the right to vote.

         6. Covenants. In addition to any other rights provided by law, so long as any Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Preferred Stock then outstanding, will not amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would materially alter adversely or materially adversely change in any manner the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Stock, or increase or decrease the number of shares of Preferred Stock authorized hereby. Nothing contained herein shall prevent the Corporation from authorizing or issuing, from time to time, Dividend or Liquidation Junior Stock, Parity Stock, Dividend Junior Stock, or Liquidation Parity Stock.

         7. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         8. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         9. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Preferred Stock into Common Stock.

         10. Withholding Tax Obligations. Notwithstanding anything herein to the contrary, to the extent that the Corporation receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Preferred Stock so effected, the

Corporation may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series A Preferred Share on the holder of such Preferred Stock depositing with the Corporation an amount of cash sufficient to enable the Corporation to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Preferred Stock so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Corporation, the Corporation shall not be permitted to condition the making of any such distribution in respect of any Series A Preferred Share on the holder of such Preferred Stock depositing with the Corporation any Withholding Tax with respect to such distribution, provided, however, the Corporation may reasonably condition the making of any such distribution in respect of any Series A Preferred Share on the holder of such Preferred Stock executing and delivering to the Corporation, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Corporation by the Internal Revenue Service as a result of the Corporation's failure to withhold in connection with such distribution to such holder.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by John C. Canouse, its Chief Executive Officer, as of the 17th day of August, 1999.


                                CORPFIN.COM, INC.



                                   By:        /s/  John C. Canouse
                                              ----------------------------
                                 Name:        John C. Canouse
                                 Title:       Chief Executive Officer

                            CERTIFICATE OF CORRECTION
                                     OF THE
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                   AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                CORPFIN.COM, INC.


         Corpfin.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

         FIRST: The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Corporation was filed with the Secretary of State of Delaware on November 4, 1999.

         SECOND: The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock was not an accurate record of the corporate action therein referred to because of an incorrect conversion percentage and the omission of certain defined terms under Section 1, and the Corporation, pursuant to Section 103(f) of the Delaware General Corporation Law, desires to correct the Certificate and has passed the following resolution:

         RESOLVED, that the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Corporation be corrected to reflect the corporate action taken by the Corporation by deleting the definition of "Conversion Percentage" in Section 1 thereof and replacing it with the following:

         Conversion Percentage. The term "Conversion Percentage" shall mean the number of shares deliverable upon conversion of a share of Preferred Stock, which would equal two-tenths of one percent of the total issued and outstanding Common Stock at the time of conversion on a fully diluted basis. The Conversion Percentage shall be non-dilutable until conversion pursuant to subparagraph 4 below. Following conversion, pursuant to paragraph 4, the holder of such Common Stock shall have no dilution protection.

         AND FURTHER,

         RESOLVED, that the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Corporation be corrected to reflect the corporate action taken by the Corporation by adding the following defined terms under Section 1 thereof:

         Dividend Junior Stock. The term "Dividend Junior Stock" shall mean the Common Stock and any class or series of stock that is designated after the filing date of this Certificate of Rights, Designations and Preferences (the "Filing Date") pursuant to the provisions of the Certificate of Incorporation if the holders of the Preferred Stock are entitled to the receipt of dividends in preference or priority to the holders of shares of such stock.

         Issue Date. The term "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

         IN WITNESS THEREOF, Corpfin.com, Inc. has caused this certificate to be signed by the Executive Vice President and Secretary, Jose A. Auffant, this 7th day of February 2002.


                                     By:  /s/ Jose A. Auffant
                                          --------------------------------
                                          Jose A. Auffant
                                          Executive Vice President and Secretary

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                   AND RIGHTS
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                                CORPFIN.COM, INC.


         Corpfin.com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly held, adopted resolutions (i) authorizing a series of the Corporation's authorized preferred stock, $.001 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 2,500,000 shares of Series B Convertible Preferred Stock of the Corporation, as follows:

                  RESOLVED, that the Corporation is authorized to issue 2,500,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock"), $.001 par value per share, which shall have the following powers, designations, preferences and other special rights:

         1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

         Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

         Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 4(c) below.

         Conversion Price. The term "Conversion Price" shall equal $1.00 per share as adjusted in paragraph 4(e) herein.

         Issue Date. The term "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

         Dividend Junior Stock. The term "Dividend Junior Stock shall mean the Common Stock and any class or series of stock that is designated after the filing date of this Certificate of Rights, Designations and Preferences (the "Filing Date") pursuant to the provisions of the Certificate of Incorporation if the holders of the Preferred Stock are entitled to the receipt of dividends in preference or priority to the holders of shares of such stock.

         Dividend Senior Stock. The term "Dividend Senior Stock" shall mean any class or series of stock that is designated after the Filing Date pursuant to the provisions of the Certificate of Incorporation if the holders of such stock are entitled to the receipt of dividends in preference or priority to the holders of the Preferred Stock.

         Liquidation Junior Stock. The term "Liquidation Junior Stock" shall mean the Common Stock and any class of series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock and Series A Preferred Stock are entitled to receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in preference or priority to the holders of shares of such stock.

         Liquidation Parity Stock. The term "Liquidation Parity Stock" shall mean any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock and the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices without preference or priority of one over the other.

         Liquidation Senior Stock. The term "Liquidation Senior Stock" shall mean the Series A Preferred Stock and any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices in preference or priority to the holders of the Preferred Stock.

         Series A Preferred Stock. The term "Series A Preferred Stock" shall mean the Series A Preferred Stock, $0.001 par value, of the Corporation.

         2. Dividends. The Preferred Shares shall bear dividends in preference to the holders of Common Stock at an annual rate of 1% of the Subscription Price from legally available funds when, as and if declared by the Board of Directors of the Corporation, payable subordinate to any payments to be made on the Dividend Senior Stock and in preference and priority to any payment of any dividend on Dividend Junior Stock. No dividends shall be declared or paid with respect to Dividend Junior Stock (other than a dividend payable solely in Common Stock of the Corporation) unless a dividend of equal or greater amount per share (on an as converted to Common Stock basis) is first declared and paid with respect to the Preferred Stock.

         3. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Liquidation Senior Stock, but before any distribution or payment shall be made to the holders of Liquidation Junior Stock, the holders of the Preferred Stock shall be entitled to be paid the aggregate Subscription Price of all outstanding shares of Preferred Stock as of the date of such liquidation or dissolution or such other winding up, and no more, in cash or in property taken at its fair value as reasonably determined by the Board of Directors, or both, at the election of the Board of Directors. As used herein "Subscription Price" shall mean $1.00 per share of Preferred Stock. If such payment shall have been made in full to the holders of the Liquidation Preferred Stock, and if payment shall have been made in full to the holders of any Liquidation Senior Stock and Liquidation Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Liquidation Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Preferred Stock and of any Liquidation Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Liquidation Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Preferred Stock and of any Liquidation Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

         4. Conversion Rights. The Preferred Stock shall be convertible into Common Stock as follows:

                  (a) Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 4, the holder of any shares of Preferred Stock shall have the right at such holder's option, at any time to convert all, but no less than all, of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock on a one for one basis for each share of Preferred Stock..

                  (b) Automatic Conversion. Each outstanding share of Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of Common Stock in an amount equal to the Conversion Percentage then in effect upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Common Stock with aggregate proceeds to the Company of at least $10 million (the "IPO"). The holder of any such Common Stock resulting from any such conversions agrees not to sell or otherwise dispose of any securities of the Corporation for a period of up to 365 days following the effective date of the registration statement for the initial public offering (up to 180 days for follow-on offerings) if so required by the underwriters of such offering.

                  (c) Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in subparagraph 4(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of the event specified in subparagraph 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made or on the date of the occurrence of the event specified in subparagraph 4(b), as the case may be, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to subparagraph 4(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(d). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date.

                  (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price. Current Market Price per share of Common Stock shall be deemed to be the fair value as determined in good faith by the Board of Directors, irrespective of any accounting treatment.

                  (e)      Conversion Adjustments.

                           (i) Consolidation, Merger, Sale, Lease or Conveyance.
                  In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of substantially the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock.

                           (ii) Rounding of Calculations, Minimum Adjustment.
                  All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be.

                  (f) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

                  (g) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

                  (h) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

                  (i) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the shares to be issued at less than the par value, if any, of the Common Stock).

                  (j) Surrender of Certificates. In the event that any holder of Preferred Stock, having become obligated hereunder to surrender the certificates evidencing shares of Preferred Stock as a result of their conversion to Common Stock hereunder, shall fail to deliver such certificates, the Corporation may, at its option, in addition to all other remedies it may have, (i) cancel on its books the certificate or certificates representing the shares of Preferred Stock so converted, and (ii) send to such holder by registered mail, return receipt requested, the certificate or certificates for the Common Stock into which such Preferred Stock shall have been so converted.

         5. Voting Rights.

         The holders of shares of Preferred Stock shall have no voting rights.

         6. Covenants. In addition to any other rights provided by law, so long as any Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Preferred Stock then outstanding, will not amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would materially alter adversely or materially adversely change in any manner the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Stock, or increase or decrease the number of shares of Preferred Stock authorized hereby. Nothing contained herein shall prevent the Corporation from authorizing or issuing, from time to time, Dividend or Liquidation Junior Stock, Parity Stock, Dividend Junior Stock, or Liquidation Parity Stock.

         7. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         8. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         9. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Preferred Stock into Common Stock.

         10. Withholding Tax Obligations. Notwithstanding anything herein to the contrary, to the extent that the Corporation receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Preferred Stock so effected, the Corporation may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series B Preferred Share on the holder of such Preferred Stock depositing with the Corporation an amount of cash sufficient to enable the Corporation to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Preferred Stock so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Corporation, the Corporation shall not be permitted to condition the making of any such distribution in respect of any Series B Preferred Share on the holder of such Preferred Stock depositing with the Corporation any Withholding Tax with respect to such distribution, provided, however, the Corporation may reasonably condition the making of any such distribution in respect of any Series B Preferred Share on the holder of such Preferred Stock executing and delivering to the Corporation, at the election of the holder, either: (i) if applicable, a property completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Corporation by the Internal Revenue Service as a result of the Corporation's failure to withhold in connection with such distribution to such holder.





                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by John C. Canouse, its Chief Executive Officer, as of the 29th day of October, 1999.

                                CORPFIN.COM, INC.



                                    By:    /s/  John C. Canouse
                                         ---------------------------
                                  Name:   John C. Canouse
                                  Title: Chief Executive Officer

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                   AND RIGHTS
                                       OF
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                                CORPFIN.COM, INC.


         Corpfin.com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly held, adopted resolutions (i) authorizing a series of the Corporation's authorized preferred stock, $.001 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 1,000 shares of Series C Convertible Preferred Stock of the Corporation, as follows:

                  RESOLVED, that the Corporation is authorized to issue 1,000 shares of Series C Convertible Preferred Stock (the "Preferred Stock"), $.001 par value per share, which shall have the following powers, designations, preferences and other special rights:

         1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

         Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

         Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 4(c) below.

         Dividend Junior Stock. The term "Dividend Junior Stock shall mean the Common Stock and any class or series of stock that is designated after the filing date of this Certificate of Rights, Designations and Preferences (the "Filing Date") pursuant to the provisions of the Certificate of Incorporation if the holders of the Preferred Stock are entitled to the receipt of dividends in preference or priority to the holders of shares of such stock.

         Dividend Senior Stock. The term "Dividend Senior Stock" shall mean any class or series of stock that is designated after the Filing Date pursuant to the provisions of the Certificate of Incorporation if the holders of such stock are entitled to the receipt of dividends in preference or priority to the holders of the Preferred Stock.

         Issue Date. The term "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

         Liquidation Junior Stock. The term "Liquidation Junior Stock" shall mean the Common Stock and any class of series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock, Series A Preferred Stock and Series B Preferred Stock are entitled to receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in preference or priority to the holders of shares of such stock.

         Liquidation Parity Stock. The term "Liquidation Parity Stock" shall mean any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock and the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices without preference or priority of one over the other.

         Liquidation Senior Stock. The term "Liquidation Senior Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock and any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices in preference or priority to the holders of the Preferred Stock.

         Series A Preferred Stock. The term "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, $0.001 par value, of the Corporation.

         Series B Preferred Stock. The term "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $0.001 par value, of the Corporation.

         2. Dividends. The Preferred Shares shall bear dividends in preference to the holders of Common Stock at an annual rate of 1% of the Subscription Price from legally available funds when, as and if declared by the Board of Directors of the Corporation, payable subordinate to any payments to be made on the Dividend Senior Stock and in preference and priority to any payment of any dividend on Dividend Junior Stock. No dividends shall be declared or paid with respect to Dividend Junior Stock (other than a dividend payable solely in Common Stock of the Corporation) unless a dividend of equal or greater amount per share (on an as converted to Common Stock basis) is first declared and paid with respect to the Preferred Stock.

         3. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Liquidation Senior Stock, but before any distribution or payment shall be made to the holders of Liquidation Junior Stock, the holders of the Preferred Stock shall be entitled to be paid the aggregate Subscription Price of all outstanding shares of Preferred Stock as of the date of such liquidation or dissolution or such other winding up, and no more, in cash or in property taken at its fair value as reasonably determined by the Board of Directors, or both, at the election of the Board of Directors. As used herein "Subscription Price" shall mean $1,000.00 per share of Preferred Stock. If such payment shall have been made in full to the holders of the Preferred Stock, and if payment shall have been made in full to the holders of any Liquidation Senior Stock and Liquidation Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Liquidation Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Preferred Stock and of any Liquidation Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Liquidation Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Preferred Stock and of any Liquidation Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

         4. Conversion Rights. The Preferred Stock shall be convertible into Common Stock as follows:

                  (a) Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 4, the holder of any shares of Preferred Stock shall have the right at such holder's option, at any time to convert all, but no less than all, of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock on a one thousand for one basis for each share of Preferred Stock.

                  (b) Automatic Conversion. Each outstanding share of Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of Common Stock on a one thousand for one basis for each share of Preferred Stock upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Common Stock with aggregate proceeds to the Company of at least $10 million (the "IPO"). The holder of any such Common Stock resulting from any such conversions agrees not to sell or otherwise dispose of any securities of the Corporation for a period of up to 365 days following the effective date of the registration statement for the initial public offering (up to 180 days for follow-on offerings) if so required by the underwriters of such offering.

                  (c) Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in subparagraph 4(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of the event specified in subparagraph 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made or on the date of the occurrence of the event specified in subparagraph 4(b), as the case may be, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to subparagraph 4(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(d). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date.

                  (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price. Current Market Price per share of Common Stock shall be deemed to be the fair value as determined in good faith by the Board of Directors, irrespective of any accounting treatment.

                  (e)      Conversion Adjustments.

                           (i) Consolidation, Merger, Sale, Lease or Conveyance.
                  In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of substantially the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock.

                           (ii) Rounding of Calculations, Minimum Adjustment.
                  All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be.

                  (f) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

                  (g) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

                  (h) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

                  (i) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the shares to be issued at less than the par value, if any, of the Common Stock).

                  (j) Surrender of Certificates. In the event that any holder of Preferred Stock, having become obligated hereunder to surrender the certificates evidencing shares of Preferred Stock as a result of their conversion to Common Stock hereunder, shall fail to deliver such certificates, the Corporation may, at its option, in addition to all other remedies it may have, (i) cancel on its books the certificate or certificates representing the shares of Preferred Stock so converted, and (ii) send to such holder by registered mail, return receipt requested, the certificate or certificates for the Common Stock into which such Preferred Stock shall have been so converted.

         5. Voting Rights.

         The holders of shares of Preferred Stock shall have no voting rights.

         6. Covenants. In addition to any other rights provided by law, so long as any Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Preferred Stock then outstanding, will not amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would materially alter adversely or materially adversely change in any manner the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Stock, or increase or decrease the number of shares of Preferred Stock authorized hereby. Nothing contained herein shall prevent the Corporation from authorizing or issuing, from time to time, Liquidation Junior Stock, Liquidation Parity Stock or Dividend Junior Stock.

         7. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         8. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         9. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock certificates representing the Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Corporation shall execute and deliver new Preferred Stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue Preferred Stock certificates if the holder contemporaneously requests the Corporation to convert such Preferred Stock into Common Stock.

         10. Withholding Tax Obligations. Notwithstanding anything herein to the contrary, to the extent that the Corporation receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Preferred Stock so effected, the Corporation may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any share of Preferred Stock on the holder of such Preferred Stock depositing with the Corporation an amount of cash sufficient to enable the Corporation to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Preferred Stock so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Corporation, the Corporation shall not be permitted to condition the making of any such distribution in respect of any share of Preferred Stock on the holder of such Preferred Stock depositing with the Corporation any Withholding Tax with respect to such distribution, provided, however, the Corporation may reasonably condition the making of any such distribution in respect of any share of Preferred Stock on the holder of such Preferred Stock executing and delivering to the Corporation, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (ii) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Corporation by the Internal Revenue Service as a result of the Corporation's failure to withhold in connection with such distribution to such holder.





                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by John C. Canouse, its Chief Executive Officer, as of the 13th day of December, 2000.



                                CORPFIN.COM, INC.



                                           By:      /s/  John C. Canouse
                                           Name:    John C. Canouse
                                           Title:   Chief Executive Officer

                              EXHIBITS 5.1 and 23.2

                               Opinion and Consent

                                                                    May 10, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

                  Re:  Corpfin.com Inc.  ("Corpfin")
                       Registration Statement on Form SB-2 File No. 333-74396 Relating to shares of Corpfin's Common Stock, par value $.001 per share


Gentlemen:

         I have been requested by Corpfin, a Delaware corporation, to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned registration statement (the "registration statement") covering the 892,000 post-split shares being registered for issuance to eSAFETYWORLD, Inc. ("eSW") to satisfy Corpfin's obligation under a consulting agreement with the understanding that eSW, in turn, will be distributing 700,000 shares to its stockholders in the manner set forth under the heading "The Distribution" in the above referenced registration statement and an additional 192,000 post-split shares being registered on behalf of Selling Shareholder - Harbour Nominees Ltd. - one-half of which represents shares underlying certain outstanding Warrants.

         In connection with this opinion, I have examined the registration statement, as amended to date, the Certificate of Incorporation and By-Laws of Corpfin, each as amended to date, copies of the records of corporate proceedings of Corpfin, and copies of such other agreements, instruments and documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

         Based upon and subject to the foregoing, I am of the opinion that the shares referred to above when issued in the manner described in the registration statement, will be legally issued, fully paid and non-assessable.

          I hereby consent to the use of this opinion as an exhibit to the registration statement and to the reference to my name under the caption "Legal Matters" in the prospectus included in the registration statement.

                                                             Very truly yours,

                                                             /s/  Gary B Wolff
                                                             Gary B. Wolff, P.C.
GBW:th

                                  EXHIBIT 23.1



                             Consent of Independent
                                    Auditors


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 2002 in the Registration Statement (Form SB-2 No. 333-74396) and related Prospectus of Corpfin.com, Inc. for the registration of 892,000 shares of its common stock.


/s/ Feldman, Sherb & Co., PC


New York, NY
May 13, 2002